Use these links to rapidly review the document

Filed Pursuant to Rule 424(b)(2)
Registration No. 333-237423

CALCULATION OF REGISTRATION FEE

Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)

Common Stock, par value $0.01 per share	2,300,000	$50.00	$115,000,000	$14,927

(1)
Includes shares of common stock that may be purchased by the underwriters pursuant to their option to purchase additional shares of common stock.

(2)
Calculated in accordance with Rule 457(r) under the Securities Act of 1933, as amended. This "Calculation of Registration Fee" table shall be deemed to update the "Calculation of Registration Fee" table in the registrant's Registration Statement on Form S-3 (File No. 333-237423) in accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended.

Prospectus Supplement
(to Prospectus Dated March 27, 2020)

$100,000,000

THE HOWARD HUGHES CORPORATION

Common Stock

        We are offering up to $100,000,000 of shares of our common stock.

        Our common stock trades on the New York Stock Exchange (the "NYSE") under the trading symbol "HHC." On March 26, 2020, the last sale price of our common stock as reported on the NYSE was $53.50 per share. In addition, on March 27, 2020, the Company entered into a purchase agreement with Pershing Square Capital Management, L.P., a Delaware limited partnership ("Pershing Square"), acting as investment advisor to funds that it manages, including Pershing Square Holdings, Ltd., Pershing Square International, Ltd., and Pershing Square, L.P. (collectively, the "Pershing Square Funds"), pursuant to which the Pershing Square Funds have agreed to purchase, at the same price as the public offering price and at the same time as the closing of this offering, an aggregate of 10,000,000 shares of the Company's common stock.

	Per Share	Total

Public offering price	$50.00	$100,000,000

Underwriting discounts and commissions	$ 3.00	$ 6,000,000

Proceeds to us, before expenses	$47.00	$ 94,000,000

        We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional $15,000,000 of shares of our common stock at the public offering price, less the underwriting discounts and commissions.

        Investing in our common stock involves risks. See "Risk Factors" beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement concerning factors you should consider before investing in our common stock.

        Neither the Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The underwriters expect to deliver the shares to the purchasers on or about March 31, 2020.

Joint Book-Running Managers
BofA Securities	J.P. Morgan	Wells Fargo Securities
Co-Managers
Jefferies		BTIG

March 27, 2020

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus, provides more general information. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

        We have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. The information contained in this prospectus supplement or the accompanying prospectus, or incorporated by reference herein or therein, is accurate only as of the respective dates thereof or otherwise specified for such information, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein and in any free writing prospectus prepared by or on behalf of us or to which we have referred you, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" in this prospectus supplement and in the accompanying prospectus.

        We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus supplement and the accompanying prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

S-iii

        References to the "Company," "HHC," "we" and "our" refer to The Howard Hughes Corporation and its consolidated subsidiaries, unless the context requires otherwise.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). All statements other than statements of historical fact contained or incorporated by reference herein are forward-looking statements. Forward-looking statements give our current expectations relating to our financial condition, results of operations, plans, objectives, future performance, business, and the Transformation Plan (as described below). You can identify forward-looking statements by the fact that they do not relate strictly to current or historical facts. These statements may include words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "likely," "may," "plan," "project," "realize," "should," "transform," "would," and other words of similar expression. Forward-looking statements give our expectations about the future and are not guarantees. We caution you not to rely on these forward-looking statements.

        In this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein, we make forward-looking statements discussing our expectations about:

  •
  the impact of the novel strain of coronavirus ("COVID-19") on our business;

  •
  our "Transformation Plan," including new executive leadership, reduction in our overhead expenses, the proposed sale of our non-core assets and accelerated growth in our core Master Planned Communities ("MPCs") assets;

  •
  expected performance of our stabilized, income-producing properties and the performance and stabilization timing of properties that we have recently placed into service or are under construction;

  •
  potential extensions of our bridge loans and other proposed financings that we are negotiating;

  •
  forecasts of our future economic performance;

  •
  expected capital required for our operations and development opportunities for our properties;

  •
  expected performance of our MPC segment;

  •
  expected commencement and completion for property developments and timing of sales or rentals of certain properties;

  •
  estimates of our future liquidity, development opportunities, development spending and management plans; and

  •
  descriptions of assumptions underlying or relating to any of the foregoing.

        These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements to materially differ from any future results, performance and achievements expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by the forward-looking statements include:

  •
  our inability to obtain operating and development capital, including our inability to obtain or refinance debt capital from lenders and the capital markets;

S-iv

  •
  a prolonged recession in the national economy and adverse economic conditions in the homebuilding, condominium development, retail, office and hospitality sectors;

  •
  our inability to compete effectively;

  •
  the successful transition of our new Chief Executive Officer and to execute on our Transformation Plan;

  •
  the successful relocation of our headquarters from Dallas, Texas to The Woodlands, Texas and the retention of senior members of management and key employees in connection with the Transformation Plan;

  •
  the sale of our non-core assets;

  •
  natural disasters (including the results of litigation or any other potential negative impact from Hurricane Harvey on the Houston, Texas region), terrorist activity, acts of violence, breaches of our data security, contamination of our properties by hazardous or toxic substances, or other similar disruptions, as well as losses that are not insured or exceed the applicable insurance limits;

  •
  our ability to lease new or redeveloped space;

  •
  our ability to obtain the necessary governmental permits for the development of our properties and necessary regulatory approvals pursuant to an extensive entitlement process involving multiple and overlapping regulatory jurisdictions, which often require discretionary action by local governments;

  •
  increased construction costs exceeding our original estimates, delays or overruns, claims for construction defects, or other factors affecting our ability to develop, redevelop or construct our properties;

  •
  regulation of the portion of our business that is dedicated to the formation and sale of condominiums, including regulatory filings to state agencies, additional entitlement processes and requirements to transfer control to a condominium association's board of directors in certain situations, as well as defaults by purchasers on their obligations to purchase condominiums;

  •
  fluctuations in regional and local economies, the residential housing and condominium markets, local real estate conditions, tenant rental rates and competition from competing retail properties and the internet;

  •
  our ability to retain key executive personnel;

  •
  our ability to collect rent, attract tenants and customers to our hotels;

  •
  our indebtedness, including our $1,000,000,000 5.375% senior notes due 2025, our $615,000,000 Term Loan and $85,000,000 Revolver Loan, and $280,300,000 outstanding on our Woodlands Tower Bridge Loan (each as described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019) and that are secured by first priority security interest in certain of the Company's properties which are owned by subsidiaries of the Company and contain restrictions, each of which contain restrictions which may limit our ability to operate our business;

  •
  our directors' involvement or interests in other businesses, including real estate activities and investments;

  •
  our inability to control certain of our properties due to the joint ownership of such property and our inability to successfully attract desirable strategic partners;

  •
  the potential impact of the recently enacted U.S. tax reform legislation; and

S-v

  •
  the other risks described in "Risk Factors" beginning on page S-9 below and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

        Any factor could, by itself, or together with one or more other factors, adversely affect our business, results of operations, plans, objectives, future performance or financial condition. There may also be other factors that we have not described in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference that could cause results to differ from our expectations. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. These forward-looking statements present our estimates and assumptions only as of the date of this prospectus supplement or, in the case of documents incorporated by reference, as of the date of such document. Except as may be required by law, we undertake no obligation to modify or revise any forward-looking statements to reflect events or circumstances occurring after the date of this prospectus supplement.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

        This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus and in the documents we incorporate by reference. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, especially the risks of investing in our common stock discussed under "Risk Factors" beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement, along with our consolidated financial statements and notes to those consolidated financial statements and the other information incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

The Howard Hughes Corporation

Our Business

        We operate in four business segments: Operating Assets; MPCs; Seaport District and Strategic Developments. The combination of these four segments provides both operational and financial synergies. The vast majority of the assets in our Operating Assets segment are located within our MPCs. This helps us achieve scale and, in most cases, critical mass, which leads to pricing power in lease and vendor negotiations; increased ability to attract, hire and retain the best local leadership and leasing teams; flexibility to meet changing customer demands; and enhanced ability to identify and capitalize on emerging opportunities. In our MPC segment, we plan, develop and manage small cities in markets with strong long-term growth fundamentals. This business involves the horizontal development of residential land and selling the improved acreage to homebuilders for the eventual sale of homes to new residents. Combined, our MPCs span over 80,000 gross acres, with approximately 6,600 residential acres of land remaining to be developed and sold in high demand geographic areas. In addition to the residential land, our MPC segment contains nearly 3,400 acres designated for commercial development or sale to non-competing users such as hospitals. This land is held in our MPC segment until we identify demand for a new commercial development, at which point the land is transitioned into our Strategic Developments segment.

        The operational synergies of combining our three main business segments, Operating Assets, MPC and Strategic Developments, create a unique and continuous value-creation cycle. We sell land to residential homebuilders in MPC, and the new homes attract residents to our cities looking for places to work and shop. New homeowners create demand for commercial developments, such as retail, office, self-storage and hospitality offerings. We build these commercial properties through Strategic Developments when the timing is right using the cash flow harvested from the sale of land to homebuilders, which helps mitigate development risk. Once these strategic developments are completed and stabilized, they transition to Operating Assets, which are located across the United States and increase recurring Net Operating Income ("NOI"), further funding the equity requirements in Strategic Developments. New office, retail and other commercial amenities make our MPC residential land more appealing to buyers and increase the velocity of land sales at premiums that exceed the broader market. Increased demand for residential land generates more cash flow from MPC, thus continuing the cycle. Our fourth business segment, the Seaport District, is one of the only privately controlled districts in New York City and is being transformed into a culinary, fashion and entertainment destination with a focus on unique offerings not found elsewhere in the city.

        We are headquartered in Dallas, Texas, though as announced in October 2019, we will relocate our corporate headquarters to The Woodlands, Texas in 2020. Our assets are located across the United States, and we were incorporated in Delaware in 2010. Through our predecessors, we have been in business for several decades.

COVID-19 Preliminary Impacts

        The global outbreak of a novel strain of coronavirus (COVID-19) has had a significant impact on many industries and companies, including ours. We cannot presently estimate the significance, extent or duration of the overall operational and financial impact of COVID-19 on our business. However, the COVID-19 pandemic has had various impacts on us, and is expected to have additional impacts on us, including, among other things, the following, which have had or are expected to have a material adverse effect on our business, financial performance and condition, operating results and cash flows:

  •
  We have experienced significant cancellations and declines in occupancy in our three hotel properties (which accounted for 7% of our revenues for the year ended December 31, 2019), and have now closed all three of our hotel properties for an indeterminate period of time. We further expect significant declines in occupancy when our hotel properties reopen.

  •
  We have experienced, and expect to continue to experience, a reduction of our workforce.

  •
  We have implemented delays, postponements or shutdowns of certain or all of our construction and development projects.

  •
  There has been a complete closure of the Seaport District and a potential cancellation of our Seaport summer concert series, the revenue and sponsorship of which historically has been a meaningful contribution to our annual revenue.

  •
  We expect there to be substantial softness in condominium sales in Hawai'i and land sales in our MPCs, in light of the impact on the overall economy and consumers' reluctance to make significant capital decisions, and availability of consumer financing, in times of economic uncertainty. In addition, we have experienced a material decrease year-over-year in condominium sales as a result of significantly lower available inventory in the first quarter of 2020, as compared to the first quarter of 2019.

  •
  Retail locations at our properties have been significantly negatively impacted, including all non-essential retail being closed in Summerlin and Ward Village, and Riverwalk being completely closed (revenues from our retail properties accounted for 12% of our revenues for the year ended December 31, 2019).

  •
  Further, there may be (i) a failure of our tenants in our retail properties as well as in our office and multifamily properties to make timely rental payments (revenues from our office and multifamily properties accounted for 13% of our revenues for the year ended December 31, 2019), (ii) potential rent reductions, deferrals, downsizing or other concessions, (iii) reductions in demand for leased space and/or (iv) defaults under our leases as a result of downturns in our tenants' personal financial situations as well as commercial businesses, which include retail stores, restaurants and event attractions such as those in the Seaport District, in part due to containment measures, such as travel restrictions, mandatory government closures, quarantines, "shelter in place" orders and social distancing, as well as the overall impact on the economy and our tenants' industries (including the energy sector). We cannot predict whether government action will require rent delays or other abatement measures or concessions or prohibit lease terminations or foreclosures for tenants.

  •
  We have experienced a delay in, and may experience a complete cancellation of, the season for the Las Vegas Aviators, our Triple-A professional baseball team (which accounted for 2% of our revenues for the year ended December 31, 2019).

  •
  We have deferred the strategic development projects and non-core asset dispositions expected to occur as part of our "Transformation Plan."

  •
  COVID-19 has caused particular economic problems and other impacts in the regions in which we operate, including New York City, Hawai'i, Chicago and the greater Las Vegas area, which will likely exacerbate the above impacts on our financial performance and condition and operating results. Each of these locations have instituted quarantines (including a 14-day quarantine for all arrivals to the state of Hawai'i), restrictions on travel, "shelter in place" rules, restrictions on types of business that may continue to operate (including all casinos in Nevada), and/or restrictions on types of construction projects that may continue and these restrictions could be enhanced as the COVID-19 pandemic plays out, causing further, material negative impacts in these regions. In addition, we may experience similar or other impacts in other regions in which we operate, including Houston, which would be adversely affected by negative impacts on the energy sector and the local economy.

        In response to the foregoing, we have already taken numerous steps to reduce expenses and preserve cash, including ceasing development of MPC land that is not under contract for sale, reducing or postponing voluntary capital expenditures, deferring development and other activities at certain of our projects and reducing our overhead expenses, including at the Seaport District and other of our properties.

        The outbreak of COVID-19 has materially negatively impacted, and is expected to continue to materially negatively impact our business, financial performance and condition, operating results and cash flows. However, the significance, extent and duration of such impact remains largely uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States and other regions in which we operate, the extent and effectiveness of the containment measures taken, and the response of the overall economy, the financial markets and the population, particularly in areas in which we operate, once the current containment measures are lifted. As a result, we cannot provide an estimate of the overall impact of the COVID-19 pandemic on our business or when, or if, we will be able to resume normal operations. Nevertheless, COVID-19 presents material uncertainty and risk with respect to our business, financial performance and condition, operating results and cash flows.

Recent Extension of Bridge Loans

        On December 30, 2019, we entered into a $343.8 million bridge loan for the acquisitions of The Woodlands Towers at the Waterway and The Woodlands Warehouse at a rate of LIBOR plus 195 basis points. On March 26, 2020, we entered into long-term financing with respect to the Hackett Tower property at The Woodlands Towers, which will provide $63.5 million in funds that will be used to repay a portion of the bridge loan, and will provide up to an aggregate of $137 million to fund leasing related capital at a rate of LIBOR plus 195 basis points. We are currently documenting the terms for an extension of the remaining $281 million of the bridge loan, pursuant to which we would receive a six-month extension at LIBOR plus 235 basis points, and have the option for an additional six-month extension at LIBOR plus 290 basis points, extending the final maturity to June 2021.

        On March 27, 2020, we will enter into a $356.8 million financing in connection with our Kō'ula property, which will immediately reimburse us for approximately $37.9 million of capital spent to-date and limit our total cash equity commitment to $28.2 million. The loan will carry a rate of LIBOR plus 310 basis points.

        We have received a term sheet from our existing Downtown Summerlin lender that contemplates extending the financing by three years at a rate of LIBOR plus 250 basis points in exchange for a paydown of approximately $35.7 million to a total commitment of $221.5 million.

        We are still in the process of documenting and/or negotiating the foregoing, and there can be no assurances that we will enter into such arrangements on the proposed terms or at all.

Transformation Plan

        Following the previously announced review of strategic alternatives, we announced that we will execute a transformation plan, led by new executive leadership, comprised of three pillars: (1) a $45—

$50 million reduction in annual overhead expenses, (2) the sale of approximately $2 billion of non-core assets and (3) accelerated growth in our core MPC assets. Paul Layne, former President of our Central Region, has been named Chief Executive Officer, effective October 21, 2019. Paul Layne replaced David R. Weinreb on the board of directors. David R. Weinreb and Grant Herlitz have stepped down from the Company. The Company and each of Mr. Weinreb and Mr. Herlitz have agreed to treat their terminations of employment as terminations without "cause" under their respective employment and warrant agreements with the Company.

Operating Assets

  •
  71 assets, including our investments in joint ventures and other assets, consisting of 14 retail, 32 office, nine multi-family, three hospitality properties and 13 other operating assets and investments.

  •
  Excluding our projects under construction, we own approximately 9.0 million square feet of retail and office space, 2,909 multi-family units and 909 rooms in our hospitality assets.

MPCs

  •
  We own the MPCs of Summerlin in Las Vegas; The Woodlands, The Woodlands Hills and Bridgeland in Houston; and Columbia in Maryland.

  •
  Our MPCs encompass over 80,000 gross acres of land and include approximately 9,943 remaining saleable acres of land.

Seaport District

  •
  Spans across approximately 453,000 square feet and several city blocks, including Pier 17, the Tin Building and the Historic District. The Seaport District also includes the 250 Water Street parking lot and our interest in the 66-room Mr. C Seaport hotel.

  •
  As of December 31, 2019, total project costs, not including insurance proceeds, for Pier 17, the Tin Building and Seaport District Historic Area / Uplands, are estimated to be $832.5 million, of which $654.6 million has already been spent.

Strategic Developments

  •
  Consists of 21 development or redevelopment projects, excluding the Seaport District.

  •
  As of December 31, 2019, total project costs, excluding the Seaport District, are estimated to be $3.5 billion, of which $2.1 billion has already been spent. Our remaining equity requirements, net of debt and buyer deposits to be drawn, are $74.5 million relative to $422.9 million of cash on hand as of December 31, 2019.

Our Corporate Information

        Our principal executive offices are located at One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, and our telephone number is (214) 741-7744. Our website address is www.howardhughes.com. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other publicly filed documents, including all exhibits filed therewith, are available and may be accessed free of charge through the "Investors" section of our website under the "SEC Filings" subsection, as soon as reasonably practicable after those documents are filed with, or furnished to, the SEC at www.sec.gov. Also available through the "Investors" section of our website are reports filed by our directors and executive officers on Forms 3, 4 and 5, and amendments to those reports. Our website and included or linked information on the website are not a part of this prospectus supplement and are not incorporated into this prospectus supplement. From time to time, we use our website as an additional means of disclosing public information to investors, the media and others interested in us.

 The Offering

Common Stock offered by us in this offering	2,000,000 shares
Common Stock to be outstanding after this offering	44,792,351 shares (or 45,092,351 shares if the underwriters' option to purchase additional shares is exercised in full).
Common Stock to be outstanding after this offering and the concurrent private placement	54,792,351 shares (or 55,092,351 shares if the underwriters' option to purchase additional shares is exercised in full).
Option to purchase additional shares offered to the underwriters

The underwriters have an option to purchase up to an additional 300,000 shares of our common stock. The underwriters can exercise this option at any time within 30 days from the date of this prospectus supplement.

Concurrent private placement

On March 27, 2020, the Company entered into a purchase agreement with Pershing Square, pursuant to which the Pershing Square Funds have agreed to purchase, at the same price as the public offering price and at the same time as the closing of this offering, an aggregate of 10,000,000 shares of the Company's common stock.

Use of proceeds from this offering

We estimate that the net proceeds from this offering, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (which offering expenses we estimate to be approximately $1.0 million), will be approximately $93.0 million (or approximately $107.1 million if the underwriters exercise in full their option to purchase additional shares). We intend to use the net proceeds from the shares sold by us in this offering for general corporate purposes. General corporate purposes include strengthening our balance sheet and enhancing liquidity. See "Use of Proceeds."

Use of proceeds from this offering and the concurrent private placement

We estimate that the net proceeds from this offering and the net proceeds (if any) from the concurrent private placement, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (which offering expenses we estimate to be approximately $1.0 million), will be approximately $581.0 million (or approximately $595.1 million if the underwriters exercise in full their option to purchase additional shares). We intend to use the net proceeds from the shares sold by us in this offering and the concurrent private placement for general corporate purposes. General corporate purposes include strengthening our balance sheet and enhancing liquidity. See "Use of Proceeds."

Risk factors	You should read the "Risk Factors" section of this prospectus supplement beginning on page S-9 for a discussion of factors to consider before deciding to purchase shares of our common stock.
NYSE symbol	HHC

        The number of shares of our common stock to be outstanding after this offering is based on 42,792,351 shares outstanding as of March 24, 2020, and excludes:

  •
  561,938 shares of common stock issuable upon the exercise of outstanding stock options as of March 23, 2020 at a weighted-average exercise price of approximately $103.91 per share;

  •
  an aggregate of 2,103,485 shares of common stock underlying three warrants held by David R. Weinreb, Grant Herlitz and David O'Reilly as of March 23, 2020; and

  •
  an aggregate of 1,740,237 additional shares of common stock reserved for future issuance under our stock incentive plan as of March 23, 2020.

        We have presented information in this prospectus supplement assuming both (i) only the consummation of the common stock offering contemplated by this prospectus supplement and (ii) the consummation of the offering contemplated by this prospectus supplement and the concurrent private placement. Except as otherwise noted, we have presented the information in this prospectus supplement assuming:

  •
  no exercise by the underwriters of the option to purchase additional shares of our common stock in this offering; and

  •
  no exercise of outstanding stock options.

Summary Consolidated Financial Data

        The following table summarizes our consolidated financial data. The summary historical financial data for the years ended December 31, 2019, 2018 and 2017, and as of December 31, 2019 and 2018, has been derived from our audited consolidated financial statements, incorporated by reference into this prospectus supplement. The selected historical financial data for the years ended December 31, 2016 and 2015, and as of December 31, 2017, 2016 and 2015, has been derived from our audited consolidated financial statements for those years which are not included in this prospectus supplement. Our historical results for any prior period are not necessarily indicative of results to be expected for any future period. You should read the summary consolidated financial data provided below in conjunction with our consolidated financial statements and accompanying notes, which are incorporated by reference into this prospectus supplement.

Consolidated statements of operations data:

	Year Ended December 31,
(In thousands, except per share amounts):	2019	2018	2017	2016	2015
Operating Data:
Total revenues(a)	$1,300,539	$1,064,537	$1,100,120	$1,035,005	$797,088
Operating expenses	(1,028,972)	(830,226)	(803,981)	(728,647)	(581,156)
Depreciation and amortization	(155,798)	(126,565)	(132,252)	(95,864)	(98,997)
Total other(b)	34,541	(940)	58,483	115,151	30,902
Selling profit from sales-type leases	13,537	—	—	—	—
Interest expense, net	(95,577)	(73,542)	(60,525)	(64,365)	(59,158)
Gain (loss) on extinguishment of debt	4,641	—	(46,410)	—	—
Warrant liability (loss) gain	—	—	(43,443)	(24,410)	58,320
Gain on acquisition of joint venture partner's interest	—	—	23,332	27,088	—
Equity in earnings from real estate and other affiliates	30,629	39,954	25,498	56,818	3,721
(Provision) benefit for income taxes	(29,245)	(15,492)	45,801	(118,450)	(24,001)

Net income	74,295	57,726	166,623	202,326	126,719
Net (income) loss attributable to noncontrolling interests	(339)	(714)	1,781	(23)	—

Net income attributable to common stockholders	$73,956	$57,012	$168,404	$202,303	$126,719

Basic earnings (loss) per share:	$1.71	$1.32	$4.07	$5.12	$3.21
Diluted earnings (loss) per share:	$1.71	$1.32	$3.91	$4.73	$1.60

Consolidated statements of comprehensive (loss) income data:

	Year Ended December 31,
(In thousands)	2019	2018	2017	2016	2015
Cash Flow Data:
Operating activities	$207,732	$210,520	$165,567	$239,103	$(79,431)
Investing activities	(1,232,897)	(841,771)	(315,604)	(33,958)	(568,988)
Financing activities	921,085	391,166	199,198	199,857	436,488

 Consolidated balance sheet data:

	As of December 31,
(In thousands)	2019	2018	2017	2016	2015
Balance Sheet Data:
Investments in real estate—cost(c)	$7,390,045	$6,265,574	$5,432,002	$5,056,216	$4,832,443
Total assets	8,413,766	7,355,799	6,729,064	6,367,382	5,721,582
Total debt	4,096,470	3,181,213	2,857,945	2,690,747	2,443,962
Total equity	3,332,988	3,238,126	3,188,551	2,571,510	2,363,889

(a)
We adopted Accounting Standards Update ("ASU") 2014-09, Revenues from Contracts with Customers (Topic 606), on January 1, 2018 using the modified retrospective transition method, and 2017 amounts presented have not been adjusted. The adoption of the new standard primarily impacted the recognition of condominium rights and unit sales revenues and cost of sales. Prior to 2018, Condominium rights and unit sales revenues were required to be recognized under the percentage of completion method. Under the new guidance, revenue and cost of sales for condominium units sold are not recognized until the construction is complete, the sale closes and the title to the property has transferred to the buyer.

(b)
2019 includes gains of $24.1 million and $12.0 million and a loss of $8.8 million on the sales of Cottonwood Mall, West Windsor and Bridges at Mint Hill, respectively. 2017 includes the $32.2 million gain on sale of 36 acres of land at The Elk Grove Collection and the $20.2 million gain on sale of Kendall Town Center. 2016 includes the $140.5 million gain on the sale of 80 South Street and a $35.7 million impairment charge on Park West.

(c)
Amount represents Net investment in real estate excluding accumulated depreciation.

RISK FACTORS

        Investing in our common stock involves a high degree of risk. In deciding whether to invest, you should consider carefully the risks and uncertainties described below, as well as the other information contained in this prospectus supplement, the accompanying prospectus and in our filings with the SEC, that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. Any of the following risks could have a material adverse effect on our business, financial condition, results of operations and prospects and cause the value of our stock to decline, which could cause you to lose all or part of your investment. The risks and uncertainties we have described are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

Risks Related to Our Business

The current outbreak of the novel coronavirus, or COVID-19, or the future outbreak of any other highly infectious or contagious diseases, has materially adversely impacted and disrupted, and is expected to continue to materially adversely impact and cause disruption to, our business, financial performance and condition, operating results and cash flows. Further, the spread of the COVID-19 outbreak has caused severe disruptions in the U.S. and global economy and financial markets and could potentially create widespread business continuity issues of an as yet unknown magnitude and duration.

        In December 2019, a novel strain of coronavirus (COVID-19) was reported to have surfaced in Wuhan, China. COVID-19 has since spread globally, including to every state in the United States. On March 11, 2020, the World Health Organization declared COVID-19 a pandemic, and on March 13, 2020, the United States declared a national emergency with respect to COVID-19.

        The outbreak of COVID-19 has severely impacted global economic activity and caused significant volatility and negative pressure in financial markets. The global impact of the outbreak has been rapidly evolving and many countries, including the United States, have reacted by instituting a wide variety of control measures including states of emergency, mandatory quarantines, required business and school closures, implementing "shelter in place" orders and restricting travel. Many experts predict that the outbreak will trigger a period of material global economic slowdown or a global recession.

        As described under "Summary—Recent Developments" in this prospectus supplement, COVID-19 has disrupted our business and has had a material adverse effect on our business, financial performance and condition, operating results and cash flows, and will continue to materially adversely impact and cause disruption to, our business, financial performance and condition, operating results and cash flows. Factors that would negatively impact our ability to successfully operate during COVID-19 or another pandemic include:

  •
  our ability to continue to sell land to residential homebuilders and developers in our MPCs at attractive prices, which would lead to lower land sales revenue in our MPC segment, if such homebuilders continue to see a decline in new home sales to their consumers or if there is reduced availability of loans to support such homebuilders;

  •
  our ability to continue to collect rents, on a timely basis or at all, without reductions or other concessions, in multi-family and office properties (revenues from which properties accounted for 13% of our revenues for the year ended December 31, 2019);

  •
  our ability reopen our hotels in a timely manner, and our ability to attract customers to our hotels when we are able to reopen (revenues from our hotel properties accounted for 7% of our revenues for the year ended December 31, 2019);

  •
  our ability to collect rent from our retail tenants where most retail tenants have closed their businesses (including nearly all of our retail tenants in Summerlin, Ward Village and Riverwalk)

    (revenues from our retail properties accounted for 12% of our revenues for the year ended December 31, 2019);

  •
  reductions in demand for leased space and/or defaults under our leases, as a result of downturns in our tenants' personal financial situations as well as commercial businesses, which include retail stores, restaurants and event attractions such as those in the Seaport District, in part due to containment measures, such as travel restrictions, mandatory government closures, quarantines, "shelter in place" orders and social distancing, as well as the overall impact on the economy and our tenants' industries (including the energy sector).

  •
  our ability to resume the season for the Las Vegas Aviators, our Triple-A professional baseball team, which is currently delayed for an indeterminate period of time and may be completely cancelled (revenues from the Las Vegas Aviators accounted for 2% of our revenues for the year ended December 31, 2019);

  •
  fluctuations in regional and local economies, the residential housing and condominium markets, local real estate conditions, and tenant rental rates;

  •
  our ability to continue to make condominium sales in Hawai'i and land sales in our MPCs, in light of the impact on the overall economy and consumers' reluctance to make significant capital decisions in times of economic uncertainty, particularly if there is reduced availability of loans for such consumers;

  •
  our ability to reopen the Seaport District in a timely manner, which is now completely closed and our ability to hold our Seaport District summer concert series, the revenue and sponsorship of which historically has been a meaningful contribution to our annual revenue;

  •
  our and our tenants' ability to continue or complete construction as planned for their operations, or delays in the supply of materials or labor necessary for construction;

  •
  the continued service and availability of personnel, including our executive officers and other leaders that are part of our management team and our ability to recruit, attract and retain skilled personnel to the extent our management or personnel are impacted in significant numbers or in other significant ways by the outbreak of pandemic or epidemic disease and are not available or allowed to conduct work;

  •
  our ability to ensure business continuity in the event our continuity of operations plan is not effective or improperly implemented or deployed during a disruption;

  •
  a complete or partial closure of, or other operational issues at, one or more of our MPCs or our corporate headquarters resulting from government action or otherwise;

  •
  delays in, or our ability to complete, our "Transformation Plan" on the expected terms or timing, or at all; and

  •
  difficulty accessing debt and equity capital on attractive terms, or at all, and a severe disruption and instability in the global financial markets or deteriorations in credit and financing conditions may affect our access to capital necessary to fund business operations or address maturing liabilities.

        The outbreak of COVID-19 has materially negatively impacted, and is expected to continue to materially negatively impact our business, financial performance and condition, operating results and cash flows. However, the significance, extent and duration of such impact remains largely uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States and other regions in which we operate, the extent and effectiveness of the containment measures taken, and the response of the overall economy, the financial markets and the population, particularly in areas in which we operate, once the current containment measures are lifted.

        The rapid development and fluidity of this situation precludes any prediction as to the ultimate adverse impact of COVID-19. As a result, we cannot provide an estimate of the overall impact of the COVID-19 pandemic on our business or when, or if, we will be able to resume normal operations. Nevertheless, COVID-19 presents material uncertainty and risk with respect to our business, financial performance and condition, operating results and cash flows.

        In addition to these potential impacts of COVID-19, our business is subject to the additional risks below.

Our performance and the market value of our securities are subject to risks associated with our investments in real estate assets and with trends in the real estate industry.

        Our economic performance and the value of our real estate assets and, consequently the market value of the Company's securities, are subject to the risk that our properties may not generate revenues sufficient to meet our operating expenses or other obligations. A deficiency of this nature would adversely impact our financial condition, results of operations, cash flows, the quoted trading price of our securities, and our ability to satisfy our debt service obligations.

A downturn in the housing market or decline in general economic conditions could adversely affect our business, financial condition and operations.

        We believe that new home sales are an important indicator of future demand for our superpad sites, lots and condominium units. Demand for new homes is sensitive to changes in economic conditions such as the level of employment, consumer confidence, consumer income, the availability of financing and interest rate levels. The prior economic downturn severely affected both the numbers of homes that could be sold in our MPCs and the prices for which homebuilders could sell them. We cannot predict when another economic downturn in the housing market will occur. If there were another economic downturn in the housing market or in general economic conditions, the resulting decline in demand for new homes and condominium units would likely have a material adverse effect on our business, financial condition and results of operations.

Our performance may be negatively impacted by our recently announced management transitions, and we will continue to depend on the services and performance of our other senior management and key employees.

        We recently announced that our Chief Executive Officer, David R. Weinreb, and our President, Grant Herlitz, have stepped down from the Company, effective October 21, 2019. We have appointed Paul Layne as Chief Executive Officer. Our future performance will depend, in part, on the successful transition of Mr. Layne as our new Chief Executive Officer. If we do not successfully manage our CEO transition, it could be viewed negatively by our customers, employees or investors and could have an adverse impact on our business. Our future performance will also continue to depend on the services and contributions of our other senior management and key employees to execute on our Transformation Plan and to identify and pursue new opportunities.

The proposed sale of our non-core assets is subject to various risks and uncertainties and may not be completed on the terms or timeline currently contemplated, if at all.

        On October 21, 2019, we announced our intention to sell our non-core assets. There can be no assurance of the terms, timing or structure of any transaction involving such assets, whether we will be able to identify buyers for the assets on favorable terms or at all, or whether any such transaction will take place at all. In addition, any such transaction is subject to risks and uncertainties, including unanticipated developments, regulatory approvals or clearances and uncertainty in the financial markets, that could delay or prevent the completion of any such transaction.

The proposed sale of our non-core assets may not achieve some or all of the anticipated benefits.

        Executing the proposed sale of our non-core assets will require us to incur costs and will require the time and attention of our senior management and key employees, which could distract them from operating our business, disrupt operations and result in the loss of business opportunities, each of which could adversely affect our business, financial condition and results of operations. We may also experience increased difficulty in attracting, retaining and motivating key employees during the pendency of the sale and following its completion, which could harm our business. Even if the proposed sale is completed, we may not realize some or all of the anticipated benefits from the sale, and the sale may in fact adversely affect our business.

We may experience unexpected difficulties and incur unexpected costs in the relocation of our headquarters from Dallas, Texas to The Woodlands, Texas.

        As part of our Transformation Plan, we announced that we would relocate our headquarters from Dallas, Texas to The Woodlands, Texas. There is a possibility that some members of senior management and key employees will decide to leave the Company instead of moving to The Woodlands. The loss of services of members of senior management or other key employees could significantly delay or prevent the achievement of our development and strategic objectives and could adversely affect our business, financial condition and operating results. In addition, the relocation of our headquarters is a major undertaking and actual costs related to the relocation, including the costs to backfill members of senior management or key employees who choose not to relocate, may exceed our estimates.

Our MPC segment is highly dependent on homebuilders.

        We are highly dependent on our relationships with homebuilders to purchase superpad sites and lots at our MPCs. Our business will be adversely affected if homebuilders do not view our MPCs as desirable locations for homebuilding operations or due to a change in demand, our inability to achieve certain pricing arrangements or upon an overall decline in general market conditions. Also, some homebuilders may be unwilling or unable to close on previously committed lot purchases due to our failure to meet certain conditions in our agreements or otherwise. As a result, we may sell fewer lots and, in certain instances suspend any of our MPC developments. This would result in lower land sales revenues, which could have an adverse effect on our financial position and results of operations.

Our development, construction and sale of condominiums are subject to state regulations and may be subject to claims from the condominium owner's association at each project.

        A portion of our business is dedicated to the development and sale of condominiums. Condominiums are generally regulated by an agency of the state in which they are located or where the condominiums are marketed to be sold. In connection with our development and offering of condominium units for sale, we must submit regulatory filings to various state agencies and engage in an entitlement process by which real property owned under one title is converted into individual units. Responses or comments on our condominium filings may delay our ability to sell condominiums in certain states and other jurisdictions in a timely manner, or at all. Further, we will be required to transfer control of a condominium association's board of directors once we trigger one of several statutory thresholds, with the most likely triggers being tied to the sale of not less than a majority of units to third-party owners. Transfer of control can result in claims with respect to deficiencies in operating funds and reserves, construction defects and other condominium-related matters by the condominium association and/or third-party condominium unit owners. Any material claims in these areas could negatively affect our reputation in condominium development and ultimately have a material adverse effect on our business, financial condition and results of operations.

Our condominium sales are sensitive to interest rates and the ability of consumers to obtain mortgage financing.

        The ability of the ultimate buyers of condominiums to finance their purchases is generally dependent on their personal savings and availability of third-party financing. Consequently, the demand for condominiums will be adversely affected by increases in interest rates, unavailability of mortgage financing, increasing housing costs and unemployment levels. Levels of income and savings, including retirement savings, available to condominium purchasers can be affected by declines in the capital markets. Any significant increase in the mortgage interest rates or decrease in available credit could reduce consumer demand for housing, and result in fewer condominium sales, which may have an adverse effect on our business, financial condition and results of operations.

Purchasers may default on their obligations to purchase condominiums.

        We enter into contracts for the sale of condominium units that generally provide for the payment of a substantial portion of the sales price at closing when a condominium unit is ready to be delivered and occupied. A significant amount of time may pass between the execution of a contract for the purchase of a condominium unit and the closing thereof. The rate of defaults may increase from historical levels due to the personal finances of purchasers being negatively impacted as a result of COVID-19. Defaults by purchasers to pay any remaining portions of the sales prices for condominium units under contract may have an adverse effect on our business, financial condition and results of operations.

Downturn in tenants' businesses may reduce our revenues and cash flows.

        An office or retail tenant may experience a downturn in its business, which may weaken its financial condition and result in its failure to make timely rental payments or result in defaults under our leases. The rate of defaults may increase from historical levels due to tenants' businesses being negatively impacted as a result of COVID-19. In the event of default by a tenant, we may experience delays in enforcing our rights as landlord and may incur substantial costs in protecting our investment.

We may be negatively impacted by the consolidation or closing of anchor stores.

        Many of our mixed-used properties are anchored by "big box" tenants. We could be adversely affected if these or other anchor stores were to consolidate, close or enter into bankruptcy. Given the current economic environment for certain retailers, there is a heightened risk an anchor store could close or enter into bankruptcy. Any losses resulting from the bankruptcy of any of our existing tenants could adversely impact our financial condition. Even if we own the anchor space, we may be unable to re-lease this area or to re-lease it on comparable terms. The loss of these revenues could adversely affect our results of operations and cash flows. Further, the temporary or permanent loss of any anchor would likely reduce customer traffic in the retail center, which could lead to decreased sales at other retail stores. Rents obtained from other tenants may be adversely impacted as a result of co-tenancy clauses in their leases. One or more of these factors could cause the retail center to fail to meet its debt service requirements. The consolidation of anchor stores may also negatively affect lease negotiations and current and future development projects.

The Seaport District's operational results are volatile, which could have an adverse effect on our financial position and results of operations.

        The Seaport District's operational results are volatile. The increased volatility is largely the result of: (i) seasonality; (ii) potential sponsorship revenue; (iii) potential event revenue; and (iv) business operating risks from various start-up businesses. We own, either wholly or through joint ventures, and in some instances operate, several start-up businesses in the Seaport District. As a result, the revenues and expenses of these businesses directly impact the net operating income of the Seaport District, which could have an adverse effect on our financial position and results of operations. This is in contrast to our other retail properties where we generally receive lease payments from unaffiliated tenants and are not necessarily impacted by the operating performance of their underlying businesses.

We may be unable to renew leases or re-lease available space.

        We cannot provide any assurance that existing leases will be renewed, available space will be re-leased or that our rental rates will be equal to or above the current rental rates. The rate of defaults on existing leases may increase and the renewal rate on existing leases may decrease from historical levels due to tenants' businesses being negatively impacted as a result of COVID-19. If the average rental rates for our properties decrease, existing tenants do not renew their leases, or available space is not re-leased, our financial condition, results of operations, cash flows, the quoted trading price of our securities and our ability to satisfy our debt service obligations at the affected properties could be adversely affected.

We may have to make significant capital expenditures to maintain our hotel properties, and any hotel redevelopment or development activities we undertake may be more costly than we anticipate.

        From time to time, our hotels will have a need for renovations and other capital improvements, including replacements of furniture, fixtures and equipment. Managers or franchisors of our hotels also require periodic capital improvements pursuant to management agreements we enter into with them or as a condition of maintaining franchise licenses. Generally, we are responsible for the cost of these capital improvements. As part of our long-term growth strategy, we may also develop hotel properties, timeshare units or other alternate uses of portions of our existing properties, including the development of retail, office or apartments, including through joint ventures. Such renovation and development involves substantial risks, including, but not limited to:

  •
  the disruption of operations and displacement of revenue at operating hotels, including revenue lost while rooms, restaurants or meeting space under renovation are out of service;

  •
  the cost of funding renovations or developments and inability to obtain financing on attractive terms;

  •
  the return on our investment in these capital improvements or developments failing to meet expectations;

  •
  governmental restrictions on the nature or size of a project or the inability to obtain all necessary zoning, land use, building, occupancy and construction permits; and

  •
  disputes with franchisors or property managers regarding compliance with relevant franchise agreements or management agreements.

        Furthermore, hotel occupancy and the demand for hotel products and services has been negatively impacted as a result of COVID-19, which may result in the closure of some or all of our hotel properties.

        The occurrence of any of the aforementioned risks or any others not currently known to us could negatively impact certain hotel properties and result in a material adverse effect on our financial condition and results of operations.

The concentration of our properties in certain states may make our revenues and the value of our assets vulnerable to adverse changes in local economic conditions.

        Many of the properties we own are located in the same or a limited number of geographic regions, including Texas, Hawai'i, Nevada, New York and Maryland. Our operations at the properties in these states are generally subject to significant fluctuations by various factors that are beyond our control such as the regional and local economy, which may be negatively impacted by material relocation by residents, industry slowdowns, plant closings, increased unemployment, lack of availability of consumer credit, levels of consumer debt, housing market conditions, adverse weather conditions, natural disasters and other factors, as well as the local real estate conditions, such as an oversupply of, or a reduction in demand for, retail space or retail goods, hotel rooms and the availability and creditworthiness of current and prospective tenants.

        In addition, some of our properties are subject to various other factors specific to those geographic areas. For example, tourism is a major component of both the local economies in Hawai'i and Nevada. Ward Village, which is located in Honolulu, Hawai'i, and Summerlin, which is located in Las Vegas, Nevada, may be impacted by the local and global tourism industry. These properties are susceptible to any factors that affect travel and tourism related to Hawai'i and Las Vegas, including cost and availability of air services and the impact of any events that disrupt air travel to and from these regions. Moreover, these properties may be affected by risks such as acts of terrorism and natural disasters, including major fires, floods and earthquakes, as well as severe or inclement weather, which could also decrease tourism activity in Las Vegas or Hawai'i.

        Further, Summerlin is to some degree dependent on the gaming industry, which could be adversely affected by changes in consumer trends and preferences and other factors over which we have no control. The gaming industry is characterized by an increasingly high degree of competition among a large number of participants, including riverboat casinos, dockside casinos, land-based casinos, video lottery, sweepstakes and poker machines, many of which are located outside of Las Vegas. Furthermore, competition from internet lotteries, sweepstakes, and other internet wagering gaming services, which allow their customers to wager on a wide variety of sporting events and play Las Vegas-style casino games from home or in non-casino settings, could negatively impact the population in the Las Vegas area. Expansion of internet gaming in other jurisdictions (both legal and illegal) could further compete with the gaming industry in Las Vegas, which could have a negative impact on the local Las Vegas economy and result in an adverse effect on Summerlin and Downtown Summerlin.

        Markets and the local economy surrounding our properties in Columbia, Maryland are heavily influenced by government spending and activity. A reduction of government spending in this market generally could decrease the demand for housing and retail space in this geographic region.

        The Woodlands, The Woodlands Hills and Bridgeland in the Houston, Texas region depend significantly on the energy sector. Our success depends to a large extent upon the business activity, population, income levels, employment trends and real estate activity in and around Houston, Texas. In the event that oil prices fall and remain depressed for a sustained period, demand may decrease for housing and commercial space in The Woodlands, Bridgeland and The Woodlands Hills and hotel rooms at our hospitality properties in The Woodlands.

        If any or all of the factors discussed above were to occur and result in our inability to sell or lease our residential and commercial property, or book an adequate amount of hotel room stays at our hospitality properties, in any of these geographic regions, it would likely have a material adverse effect on our business, financial condition and results of operations.

We are exposed to risks associated with the development, redevelopment or construction of our properties.

        Our development, redevelopment and construction activities expose us to risks such as:

  •
  inability to obtain construction financing for the development or redevelopment of properties;

  •
  increased construction costs for a project that exceeded our original estimates due to increases in materials, labor or other costs, which could make completion of the project less profitable because market rents or condominium prices may not increase sufficiently to compensate for the increased construction costs;

  •
  construction delays, which may increase project development costs;

  •
  claims for construction defects after a property has been developed;

  •
  poor performance or nonperformance by any of our joint venture partners or other third parties on whom we rely;

  •
  health and safety incidents and site accidents;

  •
  easement restrictions which may impact our development costs and timing;

  •
  compliance with building codes and other local regulations; and

  •
  the inability to secure tenants necessary to support commercial projects.

        If any of the aforementioned risks were to occur during the development, redevelopment or construction of our properties, it could have a substantial negative impact on the project's success and result in a material adverse effect on our financial condition or results of operations.

Development of properties entails a lengthy, uncertain and costly entitlement process.

        Approval to develop real property sometimes requires political support and generally entails an extensive entitlement process involving multiple and overlapping regulatory jurisdictions and often requires discretionary action by local governments. Real estate projects must generally comply with local land development regulations and may need to comply with state and federal regulations. We incur substantial costs to comply with legal and regulatory requirements. An increase in legal and regulatory requirements may cause us to incur substantial additional costs, or in some cases cause us to determine that the property is not feasible for development. In addition, our competitors and local residents may challenge our efforts to obtain entitlements and permits for the development of properties. The process to comply with these regulations is usually lengthy and costly, may not result in the approvals we seek, and can be expected to materially affect our development activities.

        Specifically, our redevelopment plans for the Seaport District are subject to a Uniform Land Use Review Procedure ("ULURP") that requires approval by the New York City Council, the New York City Landmarks Preservation Commission and various other government agencies. Our inability to obtain or modify the ULURP could negatively affect our future redevelopment plans for the Seaport District.

Government regulations and legal challenges may delay the start or completion of the development of our communities, increase our expenses or limit our homebuilding or other activities.

        Various local, state and federal statutes, ordinances, rules and regulations concerning building, health and safety, site and building design, environment, zoning, sales and similar matters apply to and/or affect the real estate development industry. In addition, our ability to obtain or renew permits or approvals and the continued effectiveness of permits already granted or approvals already obtained depends on factors beyond our control, such as changes in federal, state and local policies, rules and regulations and their interpretations and application.

        Municipalities may restrict or place moratoriums on the availability of utilities, such as water and sewer taps. If municipalities in which we operate take such actions, it could have an adverse effect on our business by causing delays, increasing our costs or limiting our ability to operate in those municipalities. These measures may reduce our ability to open new MPCs and to build and sell other real estate development projects in the affected markets, including with respect to land we may already own, and create additional costs and administration requirements, which in turn may harm our future sales, margins and earnings.

        In addition, there is a variety of legislation being enacted, or considered for enactment, at the federal, state and local level relating to energy and climate change. This legislation relates to items such as carbon dioxide emissions control and building codes that impose energy efficiency standards. New building code requirements that impose stricter energy efficiency standards could significantly increase our cost to construct buildings. Such environmental laws may affect, for example, how we manage storm water runoff, wastewater discharges and dust; how we develop or operate on properties on or affecting resources such as wetlands, endangered species, cultural resources, or areas subject to preservation laws; and how we address contamination. As climate change concerns continue to grow, legislation and regulations of this nature are expected to continue and become more costly to comply with. In addition, it is possible that some form of expanded energy efficiency legislation may be passed by the U.S. Congress or federal agencies and certain state legislatures, which may, despite being phased in over time, significantly increase our costs of building MPCs and the sale price to our buyers and adversely affect our sales volumes. We may be required to apply for additional approvals or modify our existing approvals because of changes in local circumstances or applicable law.

        Energy-related initiatives affect a wide variety of companies throughout the United States and the world and, because our operations are heavily dependent on significant amounts of raw materials, such as lumber, steel and concrete, they could have an indirect adverse impact on our operations and profitability to the extent the manufacturers and suppliers of our materials are burdened with expensive cap and trade and similar energy related taxes and regulations. Our noncompliance with environmental laws could result in fines and penalties, obligations to remediate, permit revocations and other sanctions.

        Governmental regulation affects not only construction activities but also sales activities, mortgage lending activities and other dealings with consumers. Further, government agencies routinely initiate audits, reviews or investigations of our business practices to ensure compliance with applicable laws and regulations, which can cause us to incur costs or create other disruptions in our business that can be significant. Further, we may experience delays and increased expenses as a result of legal challenges to our proposed communities, whether brought by governmental authorities or private parties.

Our development projects may subject us to certain liabilities.

        We may hire and supervise third-party contractors to provide construction, engineering and various other services for wholly-owned development projects or development projects undertaken by real estate ventures in which we hold an equity interest. Certain of these contracts are structured such that we are the principal rather than the agent. As a result, we may assume liabilities in the course of the project and be subjected to, or become liable for, claims for construction defects, negligent performance of work or other similar actions by third parties we have engaged.

        Adverse outcomes of disputes or litigation could negatively impact our business, results of operations and financial condition, particularly if we have not limited the extent of the damages to which we may be liable, or if our liabilities exceed the amounts of the insurance that we carry. Moreover, our tenants and condominium owners may seek to hold us accountable for the actions of contractors because of our role even if we have technically disclaimed liability as a legal matter, in which case we may determine it necessary to participate in a financial settlement for purposes of preserving the tenant or customer relationship or to protect our corporate brand. Acting as a principal may also mean that we pay a contractor before we have been reimbursed by our tenants or have received the entire purchase price of a condominium unit from the purchaser. This exposes us to additional risks of collection in the event of a bankruptcy, insolvency or a condominium purchaser default. The reverse can occur as well, where a contractor we have paid files for bankruptcy protection or commits fraud with the funds before completing a project which we have funded in part or in full.

        For example, we are directly paying the costs to repair certain defects at the Waiea condominium tower in Ward Village and will seek to recoup these costs from the general contractor and other responsible parties. In 2018, we recognized a $13.4 million charge for certain window repairs at Waiea, and we currently are in settlement discussions with the Waiea homeowners association, which could result in us agreeing to fund the repair cost for certain other alleged construction defects at Waiea. If we do agree to fund these repair costs, we expect to fully recover these costs from the general contractor or the other responsible parties.

Our indebtedness could adversely affect our business, prospects, financial condition or results of operations and prevent us from fulfilling our obligations under our Senior Notes and the Loan Agreements.

        We have a significant amount of indebtedness. As of December 31, 2019, our total consolidated debt was approximately $4.1 billion (excluding an undrawn balance of $120.0 million under our revolving facilities) of which $1.6 billion was recourse to the Company. In addition, we have $184.2 million of recourse guarantees associated with undrawn construction financing commitments as of December 31, 2019. As of December 31, 2019, our proportionate share of the debt of our non-consolidated joint ventures ("Real estate and other affiliates") was $100.3 million based upon our economic ownership. All of the debt of our real estate and other affiliates is non-recourse to us.

        Subject to the limits contained in the indenture governing the $1,000,000,000 5.375% senior notes due 2025 (the "Senior Notes"), the limits contained in the Loan Agreements (as defined below) which mature on September 18, 2023 and any limits under our other debt agreements, we may need to incur substantial additional indebtedness from time to time, including project indebtedness for developments by our subsidiaries. If we incur additional indebtedness, the risks related to our level of indebtedness could intensify. Specifically, an increased level of indebtedness could have important consequences, including:

  •
  making it more difficult for us to satisfy our obligations with respect to our indebtedness, including the Senior Notes and Loan Agreements;

  •
  limiting our ability to obtain additional financing to fund future working capital, capital expenditures, debt service requirements, execution of our business strategy or finance other general corporate requirements;

  •
  requiring us to make non-strategic divestitures, particularly when the availability of financing in the capital markets is limited, which may adversely impact sales prices;

  •
  requiring a substantial portion of our cash flow to be allocated to debt service payments instead of other business purposes, thereby reducing the amount of cash flow available for working capital, capital expenditures, acquisitions, dividends and other general corporate purposes;

  •
  increasing our vulnerability to general adverse economic and industry conditions, including increases in interest rates, particularly given that certain indebtedness bears interest at variable rates;

  •
  limiting our ability to capitalize on business opportunities, reinvest in and develop properties, and to react to competitive pressures and adverse changes in government regulations;

  •
  placing us at a disadvantage compared to other, less leveraged competitors;

  •
  limiting our ability, or increasing the costs, to refinance indebtedness; and

  •
  resulting in an event of default if we fail to satisfy our obligations under our indebtedness, which default could result in all or part of our indebtedness becoming immediately due and payable and, in the case of our secured debt, could permit the lenders to foreclose on our assets securing such debt.

The indenture governing our Senior Notes contains, and our other debt agreements contain, restrictions which may limit our ability to operate our business.

        The indenture governing our Senior Notes contains, and some of our other debt agreements contain, certain restrictions. These restrictions limit our ability or the ability of certain of our subsidiaries to, among other things:

  •
  incur indebtedness or issue certain equity;

  •
  create certain liens;

  •
  pay dividends on, redeem or repurchase capital stock or make other restricted payments;

  •
  make investments;

  •
  incur obligations that restrict the ability of our subsidiaries to make dividend or other payments to us;

  •
  consolidate, merge or transfer all, or substantially all, of our assets;

  •
  enter into transactions with our affiliates; and

  •
  create or designate unrestricted subsidiaries.

        Additionally, certain of our debt agreements also contain various restrictive covenants, including minimum net worth requirements, maximum payout ratios on distributions, minimum debt yield ratios, minimum fixed charge coverage ratios, minimum interest coverage ratios and maximum leverage ratios.

        The restrictions under the indenture and/or other debt agreements could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities.

        We may be required to take action to reduce our debt or act in a manner inconsistent with our business objectives and strategies to meet such ratios and satisfy the covenants in our debt agreements. Events beyond our control, including changes in economic and business conditions in the markets in which we operate, may affect our ability to do so. We may not be able to meet the ratios or satisfy the covenants in our debt agreements, and we cannot assure that our lenders will waive any failure to do so. A breach of any of the covenants in, or our inability to maintain the required financial ratios, under our debt agreements would likely result in a default under such debt agreements, which may accelerate the principal and interest payments of the debt and, if such debt is secured, result in the foreclosure on certain of our assets that secure such debt. A breach of any of the covenants in, or our inability to maintain the required financial ratios, under our debt agreements also would prevent us from borrowing additional money under such agreements that include revolving credit facilities. A default under any of our debt agreements could, in turn, result in defaults under other obligations and result in other creditors accelerating the payment of other obligations and foreclosing on assets securing such obligations, if any.

        Any such defaults could materially impair our financial condition and liquidity. In addition, if the lenders under any of our debt agreements or other obligations accelerate the maturity of those obligations, we cannot assure that we will have sufficient assets to satisfy our obligations under the notes or our other debt.

The Loan Agreements governing our $615,000,000 Term Loan and $85,000,000 Revolver Loan contain restrictions which may limit our ability to operate our business.

        The loan agreements governing our Term Loan and Revolver Loan (the "Loan Agreements") contain representations and covenants which are customary for a loan agreement of this type, including financial covenants related to maintenance of interest coverage ratios and loan-to-value ratios with respect to the certain mortgaged properties, taken as a whole. The Loan Agreements also contain customary events of default, certain of which are subject to cure periods. These restrictions limit the ability of certain of our subsidiaries to, among other things:

  •
  incur further indebtedness;

  •
  distribute cash generated from borrowers if financial coverage ratios or other covenants are not met;

  •
  enter into or amend lease or other agreements or transactions without lender consent; and

  •
  substitute collateral due to product and geographic concentrations.

        The restrictions under the Loan Agreements could limit our ability to finance our future operations or capital needs, make acquisitions or pursue available business opportunities.

        We may be required to take action to reduce our debt or act in a manner inconsistent with our business objectives and strategies to meet such ratios and satisfy the covenants in our Loan Agreements. Events beyond our control, including changes in economic and business conditions in the markets in which we operate, such as the market volatility and uncertainty created by COVID-19, may affect our ability to do so. We may not be able to meet the ratios or satisfy the covenants in our Loan Agreements, and we cannot assure you that our lenders will waive any failure to do so. A breach of any of the covenants in, or our inability to maintain the required financial ratios, under our Loan Agreements would likely result in a default under such debt agreements, which may accelerate the principal and interest payments of the debt and, if such debt is secured, result in the foreclosure on certain of our assets that secure such debt. A breach of any of the covenants in, or our inability to maintain the required financial ratios, under our Loan Agreements also would prevent us from borrowing additional money under such agreements that include revolving credit facilities. A default under any of our Loan Agreements could, in turn, result in defaults under other obligations and result in other creditors accelerating the payment of other obligations and foreclosing on assets securing such obligations, if any.

        Any such defaults could materially impair our financial condition and liquidity. In addition, if the lenders under any of our debt agreements or other obligations accelerate the maturity of those obligations, we cannot assure you that we will have sufficient assets to satisfy our obligations under the notes or our other debt.

We may be unable to develop and expand our properties without sufficient capital or financing.

        Our business objective includes the development and redevelopment of our properties, particularly those in our Strategic Developments segment, which we may be unable to do if we do not have, cannot obtain or cannot generate sufficient capital from MPC land sales or operations, debt capital from lenders or the capital markets, or government incentives, such as tax increment financing, to proceed with planned development, redevelopment or expansion activities. We may be unable to access or acquire financing due to the market volatility and uncertainty created by COVID-19. We may be unable to obtain an anchor store, mortgage lender and property partner approvals that are required for any such development, redevelopment or expansion. We may abandon redevelopment or expansion activities already underway that we are unable to complete due to the inability to secure additional capital to finance such activities. This may result in charge-offs of costs previously capitalized. In addition, if redevelopment, expansion or reinvestment projects are unsuccessful, the investment in such projects may not be recoverable, in full or in part, from future operations or sale resulting in impairment charges.

Our business model includes entering into joint venture arrangements with strategic partners and our strategic partners may have different interests than us.

        We currently have and intend to enter into joint venture partnerships. These joint venture partners may bring local market knowledge and relationships, development experience, industry expertise, financial resources, financing capabilities, brand recognition and credibility or other competitive advantages. In the future, we may not have sufficient resources, experience and/or skills to locate desirable partners. We also may not be able to attract partners who want to conduct business in the locations where our properties are located, and who have the assets, reputation or other characteristics that would optimize our development opportunities.

        While we generally participate in making decisions for our jointly owned properties and assets, we might not always have the same objectives as the partner in relation to a particular asset, and we might not be able to formally resolve any issues that arise. In addition, actions by a partner may subject property owned by the joint venture to liabilities greater than those contemplated by the joint venture agreements, be contrary to our instructions or requests or result in adverse consequences. We cannot control the ultimate outcome of any decision made, which may be detrimental to our interests.

        The bankruptcy or, to a lesser extent, financial distress of any of our joint venture partners could materially and adversely affect the relevant property or properties. If this occurred, we would be precluded from taking some actions affecting the estate of the other investor without prior court approval which would, in most cases, entail prior notice to other parties and a hearing. At a minimum, the requirement to obtain court approval may delay the actions we would or might want to take. If the relevant joint venture through which we have invested in a property has incurred recourse obligations, the discharge in bankruptcy of one of the other partners might result in our ultimate liability for a greater portion of those obligations than would otherwise be required.

We may be adversely affected by changes in LIBOR reporting practices, the method in which LIBOR is determined or the use of alternative reference rates.

        As of December 31, 2019, we had approximately $2.2 billion of mortgages, notes and loans payable indexed to the London Interbank Offered Rate ("LIBOR"). In July 2017, the United Kingdom regulator that regulates LIBOR announced its intention to phase out LIBOR rates by the end of 2021. The Alternative Reference Rates Committee ("ARRC"), a steering committee comprised of large U.S. financial institutions, has proposed replacing USD-LIBOR with a new index calculated by short-term repurchase agreements—the Secured Overnight Financing Rate ("SOFR"). At this time, no consensus exists as to what rate or rates may become accepted alternatives to LIBOR, and it is impossible to predict whether and to what extent banks will continue to provide LIBOR submissions to the administrator of LIBOR, whether LIBOR rates will cease to be published or supported before or after 2021 or whether any additional reforms to LIBOR may be enacted in the United Kingdom or elsewhere. Such developments and any other legal or regulatory changes in the method by which LIBOR is determined or the transition from LIBOR to a successor benchmark may result in, among other things, a sudden or prolonged increase or decrease in LIBOR, a delay in the publication of LIBOR, and changes in the rules or methodologies in LIBOR, which may discourage market participants from continuing to administer or to participate in LIBOR's determination and, in certain situations, could result in LIBOR no longer being determined and published. If a published U.S. dollar LIBOR rate is unavailable after 2021, the interest rates on our mortgage notes, which is indexed to LIBOR will be determined using various alternative methods, any of which may result in interest obligations which are more than or do not otherwise correlate over time with the payments that would have been made on such debt if U.S. dollar LIBOR was available in its current form. Further, the same costs and risks that may lead to the unavailability of U.S. dollar LIBOR may make one or more of the alternative methods impossible or impracticable to determine. Any of these proposals or consequences could have a material adverse effect on our financing costs, and as a result, our financial condition, operating results and cash flows.

Significant competition could have an adverse effect on our business.

        The nature and extent of the competition we face depends on the type of property. With respect to our MPCs, we compete with other landholders and residential and commercial property developers in the development of properties within the Las Vegas, Nevada; Houston, Texas; and Baltimore, Maryland/Washington, D.C. markets. A number of residential and commercial developers, some with greater financial and other resources, compete with us in seeking resources for development and prospective purchasers and tenants. Competition from other real estate developers may adversely affect our ability to attract purchasers and sell residential and commercial real estate, sell undeveloped rural land, attract and retain experienced real estate development personnel, or obtain construction materials and labor. These competitive conditions can make it difficult to sell land at desirable prices and can adversely affect our results of operations and financial condition.

        There are numerous shopping facilities that compete with our operating retail properties in attracting retailers to lease space. In addition, retailers at these properties face continued competition from other retailers, including internet retailers, retailers at other regional shopping centers, outlet malls and other discount shopping centers, discount shopping clubs, and catalog companies. Competition of this type could adversely affect our results of operations and financial condition.

        In addition, we compete with other major real estate investors with significant capital for attractive investment and development opportunities. These competitors include real estate investment trusts ("REITs") and private institutional investors.

We are subject to risks associated with hedging arrangements.

        We enter into interest rate swap agreements and other interest rate hedging contracts, including caps and cash settled forward starting swaps, to mitigate or reduce our exposure to interest rate volatility or to satisfy lender requirements. These agreements expose us to additional risks, including a risk that counterparties of these hedging and swap agreements will not perform. There also could be significant costs and cash requirements involved to fulfill our obligations under a hedging agreement. In addition, our hedging activities may not have the desired beneficial impact on interest rate exposure and have a negative impact on our business, financial condition and results of operations.

We may not realize the value of our tax assets.

        Certain provisions of the Internal Revenue Code of 1986, as amended (the "Code") could limit our ability to fully utilize certain tax assets if we were to experience a "change of control." If such an event were to occur, the cash flow benefits we might otherwise have received would be eliminated. For example, we currently have approximately $457.6 million of federal net operating loss carryforwards, $25.0 million of which are subject to the separate return year limitation rules.

The effect of comprehensive United States tax reform legislation on the Company and its affiliates, whether adverse or favorable, is uncertain.

        Changes to United States federal income tax rules and regulations could have material United States federal income tax consequences for the Company or an investment in the Company. On December 22, 2017, President Trump signed into law H.R. 1, known as the "Tax Cuts and Jobs Act" (the "Tax Act") that significantly changes the United States federal income tax system. Among a number of significant changes to the current United States federal income tax rules, the Tax Act reduces the marginal United States corporate income tax rate from 35% to 21%, eliminates the corporate alternative minimum tax, limits the deduction for net business interest expense and compensation expense above $1.0 million, shifts the United States toward a more territorial tax system, and imposes new taxes to combat erosion of the United States federal income tax base. The effect of the Tax Act on us, whether adverse or favorable, is uncertain, and may not become evident for some period of time. We will continue to work with our tax advisors to determine the impact that the Tax Act as a whole will have on us.

Because real estate is illiquid, we may not be able to sell properties when in our best interest.

        Real estate investments generally, and in particular large office and mixed-use properties like those that we develop and construct, often cannot be sold quickly. The capitalization rates at which properties may be sold could be higher than historic rates, thereby reducing our potential proceeds from sale. Consequently, we may not be able to alter our portfolio promptly in response to changes in economic or other conditions. All of these factors reduce our ability to respond to changes in the performance of our investments and could adversely affect our business, financial condition and results of operations.

Inflation may adversely affect us by increasing costs beyond what we can recover through price increases.

        Inflation can adversely affect us by increasing costs of land, materials and labor. In addition, significant inflation is often accompanied by higher interest rates, which have a negative impact on demand for homes in our MPCs and demand for our condominium projects, and our ability to refinance existing indebtedness on favorable terms, or at all. In an inflationary environment, depending on the homebuilding industry and other economic conditions, we may be precluded from raising land prices enough to keep up with the rate of inflation, which could significantly reduce our profit margins. In recent years we have been experiencing increases in the prices of labor and materials above the general inflation rate. Our inability to recover increasing costs due to inflation through price increases could have a material adverse effect on our results of operations, financial conditions and cash flows.

Some of our properties are subject to potential natural or other disasters.

        A number of our properties are located in areas which are subject to natural or other disasters, including hurricanes, floods, earthquakes and oil spills. We cannot predict the extent of damage that may result from such adverse weather events, which depend on a variety of factors beyond our control. Some of our properties, including Houston-area MPCs, Ward Village, the Seaport District and the Outlet Collection at Riverwalk are located in coastal regions, and could be affected by increases in sea levels, the frequency or severity of hurricanes and tropical storms, or environmental disasters, whether such events are caused by global climate changes or other factors. Additionally, adverse weather events can cause widespread property damage and significantly depress the local economies in which the Company operates and have an adverse impact on the Company's business, financial condition and operations.

Climate change may adversely affect our business.

        As a result of climate change, we may experience extreme weather and changes in precipitation and temperature, all of which may result in physical damage or a decrease in demand for our properties located in the areas affected by these conditions. Should the impact of climate change be material in nature or occur for lengthy periods of time, our financial condition or results of operations would be adversely affected.

Some potential losses are not insured.

        We carry comprehensive liability, fire, flood, earthquake, terrorism, extended coverage and rental loss insurance on all of our properties. We believe the policy specifications and insured limits of these policies are adequate and appropriate. There are some types of losses, including lease and other contract claims, which generally are not insured. If an uninsured loss or a loss in excess of insured limits occurs, we could lose all or a portion of the capital invested in a property, as well as the anticipated future revenue from the property. If this happens, we might remain obligated for any mortgage debt or other financial obligations related to the property.

Loss of key personnel could adversely affect our business and operations.

        We depend on the efforts of key executive personnel. The loss of the services of any key executive personnel could adversely affect our business and operations. While we believe we have proper succession planning and are confident we could attract and train new personnel if necessary, this could impose additional costs and hinder our business strategy. Competition for qualified personnel in our industry is intense.

A breach of the Company's privacy or information security systems, or those of our vendors or other third parties, could compromise our information and expose us to liability, which would cause our business and reputation to suffer.

        The protection of tenant, business partner, employee and company data is critically important to us. In the ordinary course of our business, we collect and store sensitive data, including intellectual property, our proprietary business information and that of our tenants and business partners and personally identifiable information of our employees on our networks. The collection and use of personally identifiable information is governed by federal and state laws and regulations. Privacy and information security laws continue to evolve and may be inconsistent from one jurisdiction to another. Compliance with all such laws and regulations may increase the Company's operating costs and adversely impact the Company's ability to market the Company's properties and services.

        The security measures that we and our vendors put in place cannot provide absolute security, and the information technology infrastructure we and our vendors use may be vulnerable to criminal cyber-attacks or data security incidents, including, ransom of data, such as, without limitation, tenant, business partner and/or employee information, due to employee error, malfeasance or other vulnerabilities. Any such incident could compromise our networks or our vendors' networks (or the networks or systems of third parties that facilitate our business activities or our vendors' business activities), and the information we or our vendors store could be accessed, misused, publicly disclosed, corrupted, lost or stolen, resulting in fraud, including wire fraud related to our assets, or other harm. Moreover, if a data security incident or breach affects our systems or our vendors' systems, whether through a breach of our systems or a breach of the systems of third parties, or results in the unauthorized release of personally identifiable information, our reputation and brand could be materially damaged and we may be exposed to a risk of loss or litigation and possible liability, including, without limitation, loss related to the fact that agreements with our vendors, or our vendors' financial condition, may not allow us to recover all costs related to a cyber-breach for which they alone are responsible for or which we are jointly responsible for, which could result in a material adverse effect on our business, results of operations and financial condition.

        Privacy and information security risks have generally increased in recent years because of the proliferation of new technologies, such as ransomware, and the increased sophistication and activities of perpetrators of cyber-attacks. In light of the increased risks, we have dedicated substantial additional resources of expense, labor and time to strengthening the security of our computer systems. In the future, we may expend additional resources to continue to enhance our information security measures and/or to investigate and remediate any information security vulnerabilities. Despite these steps, there can be no assurance that we will not suffer a significant data security incident in the future, that unauthorized parties will not gain access to sensitive data stored on our systems or that any such incident will be discovered in a timely manner. Any failure in or breach of our information security systems, those of third party service providers or a breach of other third party systems that ultimately impacts our operational or information security systems as a result of cyber-attacks or information security breaches could result in a wide range of potentially serious harm to our business and results of operations. Further, the techniques used by criminals to obtain unauthorized access to sensitive data, such as phishing and other forms of human engineering, are increasing in sophistication and are often novel or change frequently; accordingly, we may be unable to anticipate these techniques or implement adequate preventative measures.

Possible terrorist activity or other acts of violence could adversely affect our financial condition and results of operations.

        Future terrorist attacks in the United States or other acts of violence may result in declining economic activity, which could harm the demand for goods and services offered by tenants and the value of our properties and might adversely affect the value of an investment in our securities. Such a resulting decrease in retail demand could make it difficult to renew or re-lease properties at lease rates equal to or above historical rates. Terrorist activities or violence also could directly affect the value of our properties, including a high-profile property such as the Seaport District, through damage, destruction or loss, and the availability of insurance for such acts, or of insurance generally, might be lower or cost more, which could increase our operating expenses and adversely affect our financial condition and results of operations. To the extent that tenants are affected by future attacks, their businesses similarly could be adversely affected, including their ability to continue to meet obligations under their existing leases. These acts might erode business and consumer confidence and spending and might result in increased volatility in national and international financial markets and economies. Any one of these events might decrease demand for real estate, decrease or delay the occupancy of new or redeveloped properties, and limit access to capital or increase the cost of capital.

We may be subject to potential costs to comply with environmental laws.

        Future development opportunities may require additional capital and other expenditures to comply with laws and regulations relating to the protection of the environment. Under various federal, state or local laws, ordinances and regulations, a current or previous owner or operator of real estate may be required to investigate and clean up hazardous or toxic substances released at a property and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred by the parties in connection with the contamination. These laws often impose liability without regard to whether the owner or operator knew of, or was responsible for, the release of the hazardous or toxic substances. The presence of contamination or the failure to remediate contamination may adversely affect the owner's ability to sell or lease real estate or to borrow using the real estate as collateral. Other federal, state and local laws, ordinances and regulations require abatement or removal of asbestos-containing materials in the event of demolition or certain renovations or remodeling, the cost of which may be substantial for certain redevelopments, and also govern emissions of and exposure to asbestos fibers in the air. Federal and state laws also regulate the operation and removal of underground storage tanks. In connection with our ownership, operation and management of certain properties, we could be held liable for the costs of remedial action with respect to these regulated substances or tanks or related claims.

        We cannot predict with any certainty the magnitude of any expenditures relating to the environmental compliance or the long-range effect, if any, on our operations. Compliance with such laws has not had a material adverse effect on our operating results or competitive position in the past but could have such an effect on our operating results and competitive position in the future.

Compliance with the Americans with Disabilities Act may be a significant cost for us.

        The Americans with Disabilities Act of 1990, as amended ("ADA"), requires that all public accommodations and commercial facilities, including office buildings, meet certain federal requirements related to access and use by disabled persons. Compliance with ADA requirements could involve the removal of structural barriers from certain disabled persons' entrances which could adversely affect our financial condition and results of operations. Other federal, state and local laws may require modifications to or restrict further renovations of our properties with respect to such accesses. Noncompliance with the ADA or similar or related laws or regulations could result in the United States government imposing fines or private litigants being awarded damages against us. In addition, changes to existing requirements or enactments of new requirements could require significant expenditures. Such costs may adversely affect our business, financial and results of operations.

Some of our directors are involved in other businesses including real estate activities and public and/or private investments and, therefore, may have competing or conflicting interests with us.

        Certain of our directors have and may in the future have interests in other real estate business activities and may have control or influence over these activities or may serve as investment advisors, directors or officers. These interests and activities, and any duties to third parties arising from such interests and activities, could divert the attention of such directors from our operations. Additionally, certain of our directors are engaged in investment and other activities in which they may learn of real estate and other related opportunities in their non-director capacities. Our Code of Business Conduct and Ethics applicable to our directors expressly provides, as permitted by Section 122(17) of the Delaware General Corporation Law, that our non-employee directors are not obligated to limit their interests or activities in their non-director capacities or to notify us of any opportunities that may arise in connection therewith, even if the opportunities are complementary to, or in competition with, our businesses. Accordingly, we have no expectation that we will be able to learn of or participate in such opportunities. If any potential business opportunity is expressly presented to a director exclusively in his or her director capacity, the director will not be permitted to pursue the opportunity, directly or indirectly through a controlled affiliate in which the director has an ownership interest, without the approval of the independent members of our board of directors.

Risks Related to Our Common Stock and this Offering

Pershing Square's interests may be adverse to our best interests and those of our other stockholders.

        On March 27, 2020, the Company entered into a purchase agreement with Pershing Square, pursuant to which the Pershing Square Funds have agreed to purchase, at the same price as the public offering price and at the same time as the closing of this offering, an aggregate of 10,000,000 shares of the Company's common stock. After giving effect to the shares being issued in this offering and to the Pershing Square Funds, Pershing Square will beneficially own approximately 29.9% of our outstanding common stock (or approximately 29.7% if the underwriters' option to purchase additional shares is exercised in full). Additionally, Mr. William Ackman, founder and chief executive officer of Pershing Square, is the chairman of our board of directors. Accordingly, Pershing Square will have the ability to influence our policies and operations, including the appointment of management, future issuances of our common stock or other securities, the payment of dividends, if any, on our common stock, the incurrence or modification of debt by us, amendments to our amended and restated certificate of incorporation and amended and restated bylaws and the entering into of extraordinary transactions, and its interests may not in all cases be aligned with your interests.

Our stock price may change significantly following the offering, and you may not be able to resell shares of our common stock at or above the price you paid or at all, and you could lose all or part of your investment as a result.

        The trading price of our common stock is likely to continue to be volatile due to the stock market's routine periods of large or extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies, including ours. You may not be able to resell your shares at or above the offering price due to a number of factors such as those described above under "Risks Related to Our Business" as well as those listed in the documents we incorporate by reference, including the other risks described in "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, and the following:

  •
  the impact of the novel strain of coronavirus (COVID-19) on our business;

  •
  results of operations that vary from the expectations of securities analysts and investors, including our ability to finance and achieve operational success at the Seaport District project;

  •
  results of operations that vary from those of our competitors;

  •
  changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

  •
  declines in the market prices of stocks generally, particularly those in the real estate industry;

  •
  strategic actions by us or our competitors;

  •
  announcements by us or our competitors of new significant real-estate developments, acquisitions, joint ventures, other strategic relationships, or capital commitments;

  •
  changes in general economic or market conditions, including increases in interest rates, or trends in our industry or markets;

  •
  changes in business or regulatory conditions;

  •
  future sales of our common stock or other securities;

  •
  investor perceptions or the investment opportunity associated with our common stock relative to other investment alternatives;

  •
  the successful transition of our new Chief Executive Officer and the services and contribution of our other senior management and key employees to execute on our Transformation Plan and to identify new opportunities;

  •
  the sale of our non-core assets, the timing or sale price of which may be negatively impacted by COVID-19;

  •
  the public's response to press releases or other public announcements by us or third parties, including our filings with the SEC;

  •
  announcements relating to litigation;

  •
  guidance, if any, that we provide to the public, any changes in this guidance, or our failure to meet this guidance;

  •
  the development and sustainability of an active trading market for our stock;

  •
  changes in accounting principles;

  •
  events or factors resulting from natural disasters, such as the impact of Hurricane Harvey in the Houston, Texas area; and

  •
  other events or factors, including those resulting from war, acts of terrorism, or responses to these events.

        These broad market and industry fluctuations may adversely affect the market price of our common stock, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our common stock is low.

        In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If we were involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Because we have no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

        We intend to retain future earnings, if any, for future operations, expansion, and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of common stock will be at the sole discretion of our board of directors. Our board of directors may take into account general and economic conditions, our financial condition, and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications on the payment of dividends by us to our stockholders or by our subsidiaries to us and such other factors as our board of directors may deem relevant. In addition, our ability to pay dividends is limited by covenants of our existing indebtedness and may be limited by covenants of any future indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell our common stock for a price greater than that which you paid for it.

If securities analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

        The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts nor the information they choose to include in their reports. Furthermore, if one or more of the analysts who do cover us downgrades our stock or our industry, or the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts ceases coverage of the Company or fails to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Future sales, or the perception of future sales, by us or our stockholders in the public market following this offering could cause the market price for our common stock to decline.

        After the completion of this offering, the sale of additional shares of our common stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of our common stock. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

        As of March 24, 2020, we had a total of 42,792,351 shares of common stock outstanding. All shares sold by in this offering will be freely tradable without registration under the Securities Act, and without restriction by persons other than our "affiliates" (as defined under Rule 144 of the Securities Act ("Rule 144")), including our directors, executive officers and other affiliates, whose shares may be sold only in compliance with the limitations described herein.

        In connection with this offering, (i) certain of our directors and officers and (ii) the Pershing Square Funds have agreed, subject to certain exceptions, not to dispose of or hedge any of our or their common stock or securities convertible into or exchangeable for shares of common stock during the period from the date of this prospectus supplement continuing through the date that is (x) 90 days and (y) 120 days, respectively, after the date of this prospectus supplement, except with the prior written consent of the underwriters. See "Underwriting" for a description of these lock-up agreements.

        Upon the expiration of the lock-up agreements described above, shares held by our directors and officers and the Pershing Square Funds will be eligible for resale, subject in certain cases, to volume, manner of sale, and other limitations under Rule 144. As restrictions on resale end, the market price of our shares of common stock could drop significantly if the holders of these shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for us to raise additional funds through future offerings of our shares of common stock or other securities at acceptable prices or at all.

        Unless otherwise indicated, the number of shares of our common stock outstanding after the completion of this offering excludes:

  •
  561,938 shares of common stock issuable upon the exercise of outstanding stock options as of March 23, 2020 at a weighted-average exercise price of approximately $103.91 per share;

  •
  an aggregate of 2,103,485 shares of common stock underlying three warrants held by David R. Weinreb, Grant Herlitz and David O'Reilly as of March 23, 2020; and

  •
  an aggregate of 1,740,237 additional shares of common stock reserved for future issuance under our stock incentive plan as of March 23, 2020.

        We have presented information in this prospectus supplement assuming both (i) only the consummation of the common stock offering contemplated by this prospectus supplement and (ii) the consummation of the offering contemplated by this prospectus supplement and the concurrent private placement.

        In the future, we may also issue our securities in connection with new real estate project developments, other investments or acquisitions. The amount of shares of our common stock issued in connection with an investment or acquisition could constitute a material portion of our then-outstanding shares of our common stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to you.

Anti-takeover provisions in our organizational documents and Delaware law could delay or prevent a change of control.

        Certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws may have an anti-takeover effect and may delay, defer, or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders.

        These provisions provide for, among other things:

  •
  the inability of our stockholders to act by written consent;

  •
  restrictions on the ability of stockholders to call a special meeting without 15% or more of the voting power of the issued and outstanding shares entitled to vote generally in the election of our directors;

  •
  rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

  •
  the right of our board of directors to issue preferred stock without stockholder approval;

  •
  a requirement that, to the fullest extent permitted by law, certain proceedings against or involving us or our directors or officers be brought exclusively in the Court of Chancery in the State of Delaware; and

  •
  that certain provisions may be amended only by the affirmative vote of at least 66 2/3% of the shares of common stock entitled to vote generally in the election of directors.

        In addition, we are a Delaware corporation, and Section 203 of the Delaware General Corporation Law (the "DGCL") applies to us. In general, Section 203 prevents an "interested stockholder" from engaging in certain "business combinations" with us for three years following the date that person becomes an interested stockholder subject to certain exceptions. The statute generally defines "interested stockholder" as any person that is the owner of 15% or more of the outstanding voting stock or is our affiliate or associate and was the owner of 15% or more of outstanding voting stock at any time within the three-year period immediately before the date of determination.

        The Company's Corporate Governance Guidelines provide that it will grant to any stockholder a waiver of the applicability of Section 203 of the DGCL to the acquisition of up to 26% of the Company's outstanding voting stock upon the request of such stockholder, subject to the board's fiduciary duties and applicable law. We have granted a waiver of the applicability of the provisions of Section 203 of the DGCL to Pershing Square, PS Management GP, LLC and William Ackman, chairman of our board of directors, such that Pershing Square and the funds that it manages may increase their collective position in our common stock up to 40% of the outstanding shares without being subject to Section 203's restrictions on business combinations. In addition, our board of directors has approved this offering and the concurrent private placement and accordingly, this offering and the concurrent private placement will not subject the Pershing Square Funds and/or Pershing Square to the restrictions contained in Section 203 of the DGCL. As such, Pershing Square, through its funds' ability to accumulate more common stock than would otherwise be permitted under Section 203, has the ability to become a large holder that would be able to affect matters requiring approval by Company stockholders, including the election of directors and approval of mergers or other business combination transactions.

        These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third-party's offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. There also may be dilution of our common stock from the exercise of outstanding warrants, which may materially adversely affect the market price and negatively impact a holder's investment.

Non-U.S. Holders may be subject to U.S. federal income tax on gain recognized on the sale or disposition of shares of our common stock.

        We believe we are, and expect to remain for the foreseeable future, a "U.S. Real Property Holding Corporation" for U.S. federal income tax purposes. As a result, a Non-U.S. Holder (as defined in "Material U.S. Federal Income and Estate Tax Considerations for Non-U.S. Holders") generally will be subject to U.S. federal income tax on any gain recognized on a sale or other disposition of shares of our common stock. However, if our common stock is "regularly traded on an established market" (such as the New York Stock Exchange), as defined by applicable Treasury Regulations, the gain arising from the sale or other disposition will not be subject to U.S. federal income tax as long as the Non-U.S. Holder did not actually or constructively own more than 5% of our common stock at any time during (i) the five-year period ending on the date of the sale or other disposition, or (ii) if shorter, the Non-U.S. Holder's holding period in its stock. In the event that our common stock is not, or ceases to be, "regularly traded on an established market," Non-U.S. Holders would generally would be subject to 15% U.S. federal withholding tax, which may be credited against any U.S. federal income tax liability owed by the Non-U.S. Holder.

 USE OF PROCEEDS

        We estimate that the net proceeds we will receive from this offering will be approximately $93.0 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (which offering expenses we estimate to be approximately $1.0 million). If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds to us from this offering will be approximately $107.1 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (which offering expenses we estimate to be approximately $1.0 million).

        We estimate that the net proceeds we will receive from this offering and the concurrent private placement will be approximately $581.0 million, after deducting estimated underwriting discounts and commissions and estimated offering expenses payable by us (which offering expenses we estimate to be approximately $1.0 million). If the underwriters exercise their option to purchase additional shares in full, we estimate that the net proceeds to us from this offering and the concurrent private placement will be approximately $595.1 million, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us (which offering expenses we estimate to be approximately $1.0 million).

        We intend to use the net proceeds from this offering and the net proceeds (if any) from the concurrent private placement for general corporate purposes. General corporate purposes include strengthening our balance sheet and enhancing liquidity. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DIVIDEND POLICY

        No dividends have been declared or paid in 2019 or 2018. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, restrictions under debt agreements, financial condition and future prospects and other factors the board of directors may deem relevant.

 BUSINESS

Our Company

Overview

        We operate in four business segments: Operating Assets; MPCs; Seaport District and Strategic Developments. The combination of these four segments provides both operational and financial synergies. The vast majority of the assets in our Operating Assets segment are located within our MPCs. This helps us achieve scale and, in most cases, critical mass, which leads to pricing power in lease and vendor negotiations; increased ability to attract, hire and retain the best local leadership and leasing teams; flexibility to meet changing customer demands; and enhanced ability to identify and capitalize on emerging opportunities. In our MPC segment, we plan, develop and manage small cities in markets with strong long-term growth fundamentals. This business involves the horizontal development of residential land and selling the improved acreage to homebuilders for the eventual sale of homes to new residents. Combined, our MPCs span over 80,000 gross acres, with approximately 6,600 residential acres of land remaining to be developed and sold in high demand geographic areas. In addition to the residential land, our MPC segment contains nearly 3,400 acres designated for commercial development or sale to non-competing users such as hospitals. This land is held in our MPC segment until we identify demand for a new commercial development, at which point the land is transitioned into our Strategic Developments segment.

        The operational synergies of combining our three main business segments, Operating Assets, MPC and Strategic Developments, create a unique and continuous value-creation cycle. We sell land to residential homebuilders in MPC, and the new homes attract residents to our cities looking for places to work and shop. New homeowners create demand for commercial developments, such as retail, office, self-storage and hospitality offerings. We build these commercial properties through Strategic Developments when the timing is right using the cash flow harvested from the sale of land to homebuilders, which helps mitigate development risk. Once these strategic developments are completed and stabilized, they transition to Operating Assets, which are located across the United States and increase recurring NOI, further funding the equity requirements in Strategic Developments. New office, retail and other commercial amenities make our MPC residential land more appealing to buyers and increase the velocity of land sales at premiums that exceed the broader market. Increased demand for residential land generates more cash flow from MPC, thus continuing the cycle. Our fourth business segment, the Seaport District, is one of the only privately controlled districts in New York City and is being transformed into a culinary, fashion and entertainment destination with a focus on unique offerings not found elsewhere in the city.

        We are headquartered in Dallas, Texas, though as announced in October 2019, we will relocate our corporate headquarters to The Woodlands, Texas in 2020. Our assets are located across the United States, and we were incorporated in Delaware in 2010. Through our predecessors, we have been in business for several decades.

COVID-19 Preliminary Impacts

        The global outbreak of a novel strain of coronavirus (COVID-19) has had a significant impact on many industries and companies, including ours. We cannot presently estimate the significance, extent or duration of the overall operational and financial impact of COVID-19 on our business. However, the COVID-19 pandemic has had various impacts on us, and is expected to have additional impacts on us, including, among other things, the following, which have had or are expected to have a material adverse effect on our business, financial performance and condition, operating results and cash flows:

  •
  We have experienced significant cancellations and declines in occupancy in our three hotel properties (which accounted for 7% of our revenues for the year ended December 31, 2019),

    and have now closed all three of our hotel properties for an indeterminate period of time. We further expect significant declines in occupancy when our hotel properties reopen.

  •
  We have experienced, and expect to continue to experience, a reduction of our workforce.

  •
  We have implemented delays, postponements or shutdowns of certain or all of our construction and development projects.

  •
  There has been a complete closure of the Seaport District and a potential cancellation of our Seaport summer concert series, the revenue and sponsorship of which historically has been a meaningful contribution to our annual revenue.

  •
  We expect there to be substantial softness in condominium sales in Hawai'i and land sales in our MPCs, in light of the impact on the overall economy and consumers' reluctance to make significant capital decisions, and availability of consumer financing, in times of economic uncertainty. In addition, we have experienced a material decrease year-over-year in condominium sales of significantly lower available inventory in the first quarter of 2020, as compared to 2019.

  •
  Retail locations at our properties have been significantly negatively impacted, including all non-essential retail being closed in Summerlin and Ward Village, and Riverwalk being completely closed (revenues from our retail properties accounted for 12% of our revenues for the year ended December 31, 2019).

  •
  Further, there may be (i) a failure of our tenants in our retail properties as well as in our office and multifamily properties to make timely rental payments (revenues from our office and multifamily properties accounted for 13% of our revenues for the year ended December 31, 2019), (ii) potential rent reductions, deferrals, downsizing or other concessions, (iii) reductions in demand for leased space and/or (iv) defaults under our leases as a result of downturns in our tenants' personal financial situations as well as commercial businesses, which include retail stores, restaurants and event attractions such as those in the Seaport District, in part due to containment measures, such as travel restrictions, mandatory government closures, quarantines, "shelter in place" orders and social distancing, as well as the overall impact on the economy and our tenants' industries (including the energy sector). We cannot predict whether government action will require rent delays or other abatement measures or concessions or prohibit lease terminations or foreclosures for tenants.

  •
  We have experienced a delay in, and may experience a complete cancellation of, the season for the Las Vegas Aviators, our Triple-A professional baseball team (which accounted for 2% of our revenues for the year ended December 31, 2019).

  •
  We have deferred the strategic development projects and non-core asset dispositions expected to occur as part of our "Transformation Plan."

  •
  COVID-19 has caused particular economic problems and other impacts in the regions in which we operate, including New York City, Hawai'i, Chicago and the greater Las Vegas area, which will likely exacerbate the above impacts on our financial performance and condition and operating results. Each of these locations have instituted quarantines (including a 14-day quarantine for all arrivals to the state of Hawai'i), restrictions on travel, "shelter in place" rules, restrictions on types of business that may continue to operate (including all casinos in Nevada), and/or restrictions on types of construction projects that may continue and these restrictions could be enhanced as the COVID-19 pandemic plays out, causing further, material negative impacts in these regions. In addition, we may experience similar or other impacts in other regions in which we operate, including Houston, which would be adversely affected by negative impacts on the energy sector and the local economy.

        In response to the foregoing, we have already taken numerous steps to reduce expenses and preserve cash, including ceasing development of MPC land that is not under contract for sale, reducing or postponing voluntary capital expenditures, deferring development and other activities at certain of our projects and reducing our overhead expenses, including at the Seaport District and other of our properties.

        The outbreak of COVID-19 has materially negatively impacted, and is expected to continue to materially negatively impact our business, financial performance and condition, operating results and cash flows. However, the significance, extent and duration of such impact remains largely uncertain and dependent on future developments that cannot be accurately predicted at this time, such as the continued severity, duration, transmission rate and geographic spread of COVID-19 in the United States and other regions in which we operate, the extent and effectiveness of the containment measures taken, and the response of the overall economy, the financial markets and the population, particularly in areas in which we operate, once the current containment measures are lifted. As a result, we cannot provide an estimate of the overall impact of the COVID-19 pandemic on our business or when, or if, we will be able to resume normal operations. Nevertheless, COVID-19 presents material uncertainty and risk with respect to our business, financial performance and condition, operating results and cash flows.

Recent Extension of Bridge Loans

        On December 30, 2019, we entered into a $343.8 million bridge loan for the acquisitions of The Woodlands Towers at the Waterway and The Woodlands Warehouse at a rate of LIBOR plus 195 basis points. On March 26, 2020, we entered into long-term financing with respect to the Hackett Tower property at The Woodlands Towers, which will provide $63.5 million in funds that will be used to repay a portion of the bridge loan, and will provide up to an aggregate of $137 million to fund leasing related capital at a rate of LIBOR plus 195 basis points. We are currently documenting the terms for an extension of the remaining $281 million of the bridge loan, pursuant to which we will receive a six-month extension at LIBOR plus 235 basis points, and have the option for an additional six-month extension at LIBOR plus 290 basis points, extending the final maturity to June 2021.

        On March 27, 2020, we will enter into a $356.8 million financing in connection with our Kō'ula property, which will immediately reimburse us for approximately $37.9 million of capital spent to-date and limit our total cash equity commitment to $28.2 million. The loan carries a rate of LIBOR plus 310 basis points.

        We have received a term sheet from our existing Downtown Summerlin lender that contemplates extending the financing by three years at a rate of LIBOR plus 250 basis points in exchange for a paydown of approximately $35.7 million to a total commitment of $221.5 million.

        We are still in the process of documenting and/or negotiating the foregoing, and there can be no assurances that we will enter into such arrangements on the proposed terms or at all.

Transformation Plan

        Following the previously announced review of strategic alternatives, we announced that we will execute a transformation plan, led by new executive leadership, comprised of three pillars: (1) a $45—$50 million reduction in annual overhead expenses, (2) the sale of approximately $2 billion of non-core assets and (3) accelerated growth in our core MPC assets. Paul Layne, former President of our Central Region, has been named Chief Executive Officer, effective October 21, 2019. Paul Layne replaced David R. Weinreb on the board of directors. David R. Weinreb and Grant Herlitz have stepped down from the Company. The Company and each of Mr. Weinreb and Mr. Herlitz have agreed to treat their terminations of employment as terminations without "cause" under their respective employment and warrant agreements with the Company.

Operating Assets

  •
  71 assets, including our investments in joint ventures and other assets, consisting of 14 retail, 32 office, nine multi-family, three hospitality properties and 13 other operating assets and investments.

  •
  Excluding our projects under construction, we own approximately 9.0 million square feet of retail and office space, 2,909 multi-family units and 909 rooms in our hospitality assets.

MPCs

  •
  We own the MPCs of Summerlin in Las Vegas; The Woodlands, The Woodlands Hills and Bridgeland in Houston; and Columbia in Maryland.

  •
  Our MPCs encompass over 80,000 gross acres of land and include approximately 9,943 remaining saleable acres of land.

Seaport District

  •
  Spans across approximately 453,000 square feet and several city blocks, including Pier 17, the Tin Building and the Historic District. The Seaport District also includes the 250 Water Street parking lot and our interest in the 66-room Mr. C Seaport hotel.

  •
  As of December 31, 2019, total project costs, not including insurance proceeds, for Pier 17, the Tin Building and Seaport District Historic Area / Uplands, are estimated to be $832.5 million, of which $654.6 million has already been spent.

Strategic Developments

  •
  Consists of 21 development or redevelopment projects, excluding the Seaport District.

  •
  As of December 31, 2019, total project costs, excluding the Seaport District, are estimated to be $3.5 billion, of which $2.1 billion has already been spent. Our remaining equity requirements, net of debt and buyer deposits to be drawn, are $74.5 million relative to $422.9 million of cash on hand as of December 31, 2019.

Our Competitive Strengths

        We believe that we distinguish ourselves from other real estate companies through the following competitive strengths:

  •
  Management Team with Track Record of Value Creation.  We have completed the development of over 5.2 million square feet of office and retail operating properties, 2,516 multi-family units and 909 hospitality keys since 2011. Excluding land which we own, we have invested approximately $2.0 billion in these developments, which is projected to generate a 9.5% yield on cost, or $192.7 million per year of NOI upon stabilization. At today's market cap rates, this implies value creation to our shareholders in excess of $1.0 billion. Our investment of approximately $444.9 million of cash equity in our development projects since inception, which is computed as total costs excluding land less the related construction debt, is projected to generate a 25.5% return on cash equity assuming a 5.0% cost of debt, which approximates our weighted-average cost. These investments and returns exclude condominium development as well as projects under construction such as the Seaport District. We exclude condominium developments since they do not result in recurring NOI, and we exclude projects under development due to the wider range of NOI they are expected to generate upon stabilization. In Ward Village, we have either opened or have under construction 2,697 condominium units, which have approximately 89.8% units sold as of December 31, 2019 at a targeted profit margin, excluding land costs, of 23.6% or $747.3 million.

  •
  Unique, Diverse Portfolio.  We own a portfolio with many diverse market leading assets located across 9 states with a combination of steady cash flow and longer-term value creation opportunities.

  •
  Significant Value Creation Opportunity.  We own one of the preeminent development pipelines in the world with over 50.0 million square feet of vertical entitlements remaining across our portfolio. This represents approximately 10 times the 5.2 million square feet we have delivered in the last nine years without having to acquire another development site or external asset, which we believe is a significant competitive advantage over other real estate development corporations.

  •
  Low Leverage, Flexible Balance Sheet.  As of December 31, 2019, our total debt equaled approximately 48.7% of the book value of our total assets, which we believe is significantly less than our market value. Our net debt, which includes our share of debt of real estate and other affiliates less cash and Special Improvement District ("SID") and Municipal Utility District ("MUD") receivables, equaled approximately 36.6% of our total enterprise value. "Real estate and other affiliates" refers to partnerships or joint ventures primarily for the development and operation of real estate assets. We finished the year with $422.9 million of cash on hand. We have focused our efforts on obtaining non-recourse debt for both our construction financing and long-term fixed-rate mortgage financing and have limited cross-collateralization for construction financing. Our low leverage, with a focus on project specific financing, provides substantial insulation against potential downturns and provides us with the flexibility to evaluate new real estate project opportunities.

  •
  Self-Funded Business Plan.  One of our key differentiators is our ability to self-fund significant portions of our new development without having to dispose of our recently completed developments or raise additional equity. Our residential land sales, recurring NOI and profits on the sales of condominium units generate substantial amounts of free cash flow, which is used to fund the equity required to execute our many development opportunities. Furthermore, we are not required to pay dividends and are not restricted from investing in any asset type, amenity or service, providing further flexibility as compared to many other real estate companies, which are limited in their activities because they have elected to be taxed as REITs. We believe our structure currently provides significant financial and operating flexibility to maximize the value of our real estate portfolio.

Overview of Business Segments

        The following further describes our four business segments and provides a general description of the assets comprising these segments.

  Operating Assets

        We have developed many of the assets in our Operating Assets segment since the Company's inception in 2010. Revenue is primarily generated through rental and hospitality services and is directly impacted by trends in rental and occupancy rates and operating costs. We will also occasionally sell an operating asset when it does not complement our existing properties or no longer fits within our current strategy. We believe that the long-term value of our Operating Assets is driven by their concentration in our MPCs where we have a unique level of control and competitive advantage. We believe these assets have the potential for future growth by increasing rental rates, absorbing remaining vacancy and changing the tenant mix in retail centers to improve gross sales revenue of our tenants, thereby increasing rents.

        For certain assets, we believe there are opportunities to improve operating performance through redevelopment or repositioning. Redevelopment plans for these assets may include office, retail or residential space, shopping centers, movie theaters, parking complexes or open space. The redevelopment plans may require that we obtain permits, licenses, consents and/or waivers from various parties. These opportunities will require new capital investment and vary in complexity and scale. The redevelopment opportunities range from those that would have minimal disruption to the property to those requiring partial or full demolition of existing structures for new construction. Factors we evaluate in determining whether to redevelop or reposition an asset include the following: (1) existing and forecasted demographics surrounding the property; (2) competition related to existing and/or alternative uses; (3) existing entitlements of the property and our ability to change them; (4) compatibility of the physical site with proposed uses; and (5) environmental considerations, traffic patterns and access to the properties.

        We generally transfer an operating asset that is being repositioned or redeveloped into our Strategic Developments segment when we close operations at a property and/or begin construction on the redevelopment project. Upon completion of construction or renovation of a development or redevelopment, the asset is fully or partially placed in service and transferred back into our Operating Assets segment.

  Master Planned Communities

        Our MPC segment includes the development and sale of residential and commercial land, primarily in large-scale, long-term projects. These developments often require decades of investment and continued focus on the changing market dynamics surrounding these communities. We believe that the long-term value of our MPCs remains strong because of their competitive positioning in their respective markets, our in-depth experience in diverse land use planning and the fact that we have substantially completed the entitlement processes within the majority of our communities.

        Our MPCs have won numerous awards for design excellence and for community contribution. Summerlin and Bridgeland were again ranked by Robert Charles Lesser & Co., LLC ("RCLCO"), capturing third and 12th highest selling master planned communities in the nation, respectively, for the year ended December 31, 2019. Summerlin was also recognized as "Master Planned Community of the Year" from the National Association of Homebuilders ("NAHB") for 2019.

        We expect the competitive position, desirable locations and land development expertise to drive the long-term growth of our MPCs. As of December 31, 2019, our MPCs include 9,943 remaining saleable acres of land. Residential sales, which are generated primarily from the sale of finished lots and undeveloped superpads to residential homebuilders and developers, include standard and custom parcels designated for detached and attached single family homes, and range from entry-level to luxury homes. Superpad sites are generally 20 to 25-acre parcels of unimproved land where we develop and construct the major utilities (water, sewer and storm drainage) and roads to the borders of the parcel and the homebuilder completes the on-site utilities, roads and finished lots. Revenue is also generated through price participation with homebuilders.

        We also occasionally sell or lease land for commercial development when we deem its use will not compete with our existing properties or our development strategy. Commercial sales include land parcels designated for retail, office, hospitality, high density residential projects (e.g., condominiums and apartments), services and other for-profit activities, as well as those parcels designated for use by government, schools and other not-for-profit entities.

  Seaport District

        Our Seaport District segment is part non-stabilized operating asset, part development project and part operating business. The Seaport District businesses are comprised of the landlord operations, managed businesses, and events and sponsorships categories. As we own, either entirely or in joint venture, many of the businesses, the NOI and stabilization of the Seaport District is less predictable than our Operating Assets segment.

        Construction of the Jean-Georges food hall in the Tin Building, the remaining current redevelopment project at the Seaport District, is expected to be substantially complete in early 2021 with an expected opening by summer 2021, assuming that we receive the necessary approvals on a timely basis. Total estimated aggregate project costs remaining to be spent and funded by us as of December 31, 2019, for the Seaport District projects currently under construction are $177.9 million, excluding insurance proceeds.

  Strategic Developments

        Our Strategic Developments segment consists of 21 development or redevelopment projects, most of which require extensive planning and expertise in large-scale and long-range development to maximize their highest and best uses. The strategic process is complex and unique to each asset and requires on-going assessment of the changing market dynamics prior to the commencement of construction. We must study each local market, determine the highest and best use of the land and necessary improvements to the area, obtain entitlements and permits, complete architectural design and construction drawings, secure tenant commitments and obtain and commit sources of capital.

        We are in various stages of predevelopment or execution of our strategic plans for many of these assets based on market conditions. As of December 31, 2019, we had 9 properties under construction and not yet placed into service. Total estimated aggregate project costs remaining to be spent on our properties under construction as of December 31, 2019, are $1.3 billion, of which $496.9 million remains to be funded by us and the balance will be funded with existing debt. We generally obtain construction financing to fund the majority of the costs associated with developing these assets.

        The chart below presents our assets classified by geographic location, reportable segment and predominant use at December 31, 2019:

Geographic Region	Operating Assets		Master Planned Communities	Seaport District	Strategic Developments
Houston
	Retail	Office	• Bridgeland		Under Construction
	• Creekside Park West(a)	• 100 Fellowship Drive(a)(b)	• The Woodlands		• Creekside Park Apartments Phase II
	• Creekside Village Green	• One Hughes Landing	• The Woodlands Hills		• Millennium Phase III Apartments
	• Hughes Landing Retail	• Two Hughes Landing			• 8770 New Trails
	• 1701 Lake Robbins	• Three Hughes Landing			• Two Lakes Edge
	• Lakeland Village Center at Bridgeland	• 1725-1735 Hughes Landing Boulevard
	• Lake Woodlands Crossing Retail(c)	• 2201 Lake Woodlands Drive			Other
	• 20/25 Waterway Avenue	• Lakefront North(d)			• Century Park(e)
	• Waterway Garage Retail	• 9303 New Trails
	• 2000 Woodlands Parkway	• 3831 Technology Forest Drive
• 3 Waterway Square
	Multi-family	• 4 Waterway Square
	• Creekside Park Apartments(c)	• The Woodlands Towers at The Waterway(e)
	• Lakeside Row(a)	• 1400 Woodloch Forest
• Millennium Six Pines Apartments(f)
	• Millennium Waterway Apartments	Other
	• One Lakes Edge	• HHC 242 Self-Storage
• HHC 2978 Self-Storage
	Hospitality	• Hughes Landing Daycare(a)(b)
	• Embassy Suites at Hughes Landing	• Stewart Title of Montgomery County, TX(g)
	• The Westin at The Woodlands	• The Woodlands Parking Garages
	• The Woodlands Resort & Conference Center	• Woodlands Sarofim #1(g)
• Woodlands Ground Lease

Geographic Region	Operating Assets		Master Planned Communities	Seaport District	Strategic Developments
• The Woodlands Warehouse(e)
Las Vegas
	Retail	Office	• Summerlin		Other
	• Downtown Summerlin	• Aristocrat(c)			• 80% Interest in Fashion
		• One Summerlin	Other		Show Air Rights
	Multi-family	• Two Summerlin(c)	• The Summit(g)
• Constellation(f)
	• Tanager Apartments(a)	Other
• Hockey Ground Lease
• Las Vegas Aviators
• Las Vegas Ballpark(a)(h)
• Summerlin Hospital Medical Center(g)
Columbia
	Retail	Office	• Columbia		Under Construction
	• Columbia Regional Building	• 10-70 Columbia Corporate Center			• Merriweather District Area 3 Standalone Restaurant
	Multi-family	• Columbia Office Properties			• Juniper Apartments(i)
	• The Metropolitan Downtown Columbia(g)	• One Mall North
	• m.flats/TEN.M(c)(g)	• One Merriweather			Other
		• Two Merriweather			• American City Building(j)
		• 6100 Merriweather(a)			• Ridgely Building(j)
• Sterrett Place(j)
New York
Retail
• Seaport District Historic Area/Uplands
• Pier 17(c)
Multi-family
• 85 South Street
Hospitality
• Mr. C Seaport(c)(g)
• Bar Wayo(g)
Under Construction
• Tin Building
Other
• 250 Water Street
Honolulu
	Retail	Other		Under Construction
	• Ward Village Retail(k)	• Kewalo Basin Harbor		• 'A'ali'i
• Kô'ula
Unsold Condominium Inventory
• Anaha
• Waiea
Other
	Retail				Under Construction
	• Outlet Collection at Riverwalk				• 110 North Wacker(l)
Other
• Circle T Ranch and Power Center(g)
• The Elk Grove Collection
• Landmark Mall
• Maui Ranch Land
• Monarch City

(a)
Asset was placed in service and moved from Strategic Developments to Operating Assets during 2019.

(b)
Asset was derecognized and a Net investment in lease receivable was recorded during 2019. Refer to Note 1—Summary of Significant Accounting Policies in the notes to our consolidated financial statements incorporated by reference into this prospectus supplement.

(c)
Asset was placed in service and moved from Strategic Developments to Operating Assets during 2018.

(d)
Lakefront North is comprised of two office buildings.

(e)
Asset was acquired in 2019.

(f)
Asset was held as a joint venture until our acquisition of our partner's interest.

(g)
A non-consolidated investment. Refer to Note 2—Real Estate and Other Affiliates in the notes to our consolidated financial statements incorporated by reference into this prospectus supplement.

(h)
Formerly known as Summerlin Ballpark.

(i)
Formerly known as Columbia Multi-family.

(j)
Assets demolished and represent future development rights.

(k)
Includes retail within the recently opened Waiea, Anaha, Ae'o and Ke Kilohana condominium towers.

(l)
Asset is in redevelopment and moved from Operating Assets to Strategic Developments during 2018.

Competition

        The nature and extent of our competition depends on the type of property involved. With respect to our Operating Assets and Seaport District segments, we primarily compete for retail and office tenants and hospitality guests. We also compete for residential tenants in our Operating Assets segment. We believe the principal factors that retailers consider in making their leasing decisions include: (1) consumer demographics; (2) age, quality, design and location of properties; (3) neighboring real estate projects that have been developed or that we, or others, may develop in the future; (4) diversity of retailers and anchor tenants at shopping center locations; (5) management and operational expertise; and (6) rental rates. The principal factors influencing tenant leasing decisions for our office space include: (1) rental rates; (2) attractive views; (3) walkable retail; (4) commute time; (5) efficiency of space; and (6) demographics of available workforce. For residential tenants of our multi-family properties in our Operating Assets segment, we believe the factors that impact their decision of where to live are: (1) walkability/proximity to work; (2) amenities; and (3) the best value for their money. Our hospitality guests generally make decisions on which hotel they prefer based on: (1) the nature and intention of their trip; (2) brand loyalty; or (3) location and convenience to either an urban or open resort experience.

        With respect to our MPC segment, we compete with other landholders and residential and commercial property developers primarily in the development of properties within Las Vegas, Nevada; the greater Houston, Texas area; and the Baltimore, Maryland/Washington, D.C. markets. Significant factors that we believe allow us to compete effectively in this business include:

  •
  the size and scope of our MPCs;

  •
  years of experience serving and strong reputation within the industry;

  •
  the recreational and cultural amenities available within our communities;

  •
  the commercial centers in the communities, including the properties that we own and/or operate or may develop;

  •
  our relationships with homebuilders;

  •
  our level of debt relative to total assets; and

  •
  the proximity of our developments to major metropolitan areas.

        With respect to our Strategic Developments segment and certain developable assets in our Seaport District segment, including the Tin Building and 250 Water Street, our direct competitors include other commercial property developers and other owners of commercial real estate that engage in similar businesses. With respect to our Strategic Developments segment, we also compete with residential condominium developers. With significant existing entitlements, we hold an advantage over many of our competitors in our markets in that we already own and control, or have significant influence over, substantial acreage for development. We also own the majority of square feet of each product type in many of our markets.

Environmental Matters

        Under various federal, state and local laws and regulations, an owner of real estate is liable for the costs of remediation of certain hazardous substances, including petroleum and certain toxic substances (collectively "hazardous substances") on such real estate. These laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of such hazardous substances. The costs of remediation of such substances may be substantial, and the presence of such substances, or the failure to remediate such substances, may adversely affect the owner's ability to sell such real estate or to obtain financing using such real estate as collateral.

        Substantially all of our properties have been subject to third-party Phase I Environmental Site Assessments ("ESA"), which are intended to evaluate the environmental condition of the surveyed and surrounding properties. This includes the 250 Water Street property in the Seaport District, which we purchased in June 2018. The Phase I ESA and a limited Phase II Environmental Site Investigation ("ESI") for 250 Water Street indicated the presence of typical historical fill, one underground petroleum storage tank and an associated, limited area of petroleum impacts and mercury in soil in certain areas above expected background levels. The property's current use as a parking lot does not require remediation. The property is in the New York State Brownfield Cleanup Program ("BCP") with the Company as a "volunteer" (an entity not responsible for the contamination), and will be remediated, as necessary, under the BCP prior to or concurrent with future redevelopment activities. As a result, as of December 31, 2019, neither the ESA or ESI for 250 Water Street nor the completed ESAs of our other properties have revealed any known environmental liability that we believe would have a material adverse effect on our overall business, financial position or results of operations. Nevertheless, it is possible that these assessments do not reveal all environmental liabilities or that the conditions have changed since the assessments were prepared (typically prior to the time the property was purchased or encumbered with debt). Moreover, no assurances can be given that future laws, ordinances or regulations will not impose any material environmental liability on us, or the current environmental condition of our properties will not be adversely affected by tenants and occupants of the properties, by the condition of properties in the vicinity of our properties or by third parties unrelated to us.

        Future development opportunities may require additional capital and other expenditures to comply with federal, state and local statutes and regulations relating to the protection of the environment. In addition, there is a risk when redeveloping sites that we might encounter previously unknown contamination that requires remediation, which could affect the speed of redevelopment. Where redevelopment involves renovating or demolishing existing facilities, we may be required to undertake abatement and/or the removal and disposal of building materials that contain hazardous materials. We cannot predict with any certainty the magnitude of any such expenditures or the long-range effect, if any, on our operations. Compliance with existing laws has not had a material adverse effect on our current or past operating results or competitive position, but it is possible that future laws could have such an effect on our operating results or competitive position in the future.

Employees

        As of December 31, 2019, we had approximately 1,500 employees, approximately 800 of whom were employed at our hospitality properties, including the Seaport District.

Legal Proceedings

        We, as part of our normal business activities, are a party to a number of legal proceedings. As of December 31, 2019, management believes that any monetary liability or financial impact of claims or potential claims to which we might be subject after final adjudication of any legal procedures would not be material to our financial position or our results of operations. The cost of the Waiea settlement described below, however, could affect our cash flows for a limited period of time.

  The Woodlands Legal Proceeding

        On June 14, 2018, the Company was served with a petition involving approximately 500 individuals or entities who claim that their properties, located in the Timarron Park neighborhood of The Woodlands, were damaged by flood waters that resulted from the unprecedented rainfall that occurred throughout Harris County and surrounding areas during Hurricane Harvey in August 2017. The complaint was filed in State Court in Harris County of the State of Texas. In general, the plaintiffs allege negligence in the development of Timarron Park and violations of Texas' Deceptive Trade Practices Act and name as defendants The Howard Hughes Corporation, The Woodlands Land Development Company and two unaffiliated parties involved in the planning and engineering of Timarron Park. The plaintiffs are seeking restitution for damages to their property and diminution of their property values. The Company intends to vigorously defend the matter as it believes that these claims are without merit and that it has substantial legal and factual defenses to the claims and allegations contained in the complaint. Based upon the present status of this matter, the Company does not believe it is probable that a loss will be incurred.

  Waiea Settlement

        In 2018, the Company recognized a $13.4 million charge for certain window repairs at Waiea, and the Company is currently in settlement discussions with the Waiea homeowners association. The ongoing settlement discussions could result in the Company agreeing to fund the repair cost for certain other alleged construction defects at Waiea, which could increase the amounts currently accrued. If the Company does agree to fund these repair costs, it expects to fully recover these costs from the general contractor or the other responsible parties.

MATERIAL U.S. FEDERAL INCOME AND ESTATE TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS

        The following discussion is a summary of the material U.S. federal income and estate tax consequences of the purchase, ownership and disposition of our common stock by Non-US Holders (as defined below) that purchase our stock pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed, except to the extent provided below. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, (the "Code"), and the Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, (the "IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our common stock.

        This discussion is limited to Non-U.S. Holders that hold our common stock as a "capital asset" within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder's particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

  •
  U.S. expatriates and former citizens or long-term residents of the United States;

  •
  persons subject to the alternative minimum tax;

  •
  persons holding our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

  •
  banks, insurance companies, and other financial institutions;

  •
  brokers, dealers or traders in securities;

  •
  "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;

  •
  partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

  •
  tax-exempt organizations or governmental organizations;

  •
  persons deemed to sell our common stock under the constructive sale provisions of the Code;

  •
  persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation; and

  •
  tax-qualified retirement plans.

        If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

        THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

        For purposes of this discussion, a "Non-U.S. Holder" is any beneficial owner of our common stock that is neither a "U.S. person" nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

  •
  an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

  •
  a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more "United States persons" (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

        We do not anticipate declaring or paying dividends to holders of our common stock in the foreseeable future. However, if we do make distributions of cash or property on our common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder's adjusted tax basis in its common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under "—Sale or Other Taxable Disposition." As discussed below under "Sale or Other Taxable Disposition," if our common stock is not considered "regularly traded on an established securities market," as defined by applicable Treasury Regulations, any distributions in excess of the sum of (i) the Non-U.S. Holder's share of our current and accumulated earnings and profits plus (ii) the Non-U.S. Holder's basis in our stock would be treated as gain from the sale or other disposition of such stock, and distributions would be subject to a U.S. federal withholding tax at a rate of 15% (the "FIRPTA Withholding") of the amount by which the distribution exceeds the Non-U.S. Holder's share of our accumulated earnings and profits. Any FIRPTA Withholding generally may be credited against any U.S. federal income tax payable by the Non-U.S. Holder.

        Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder of our common stock will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

        If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States.

        Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

        Subject to the discussion below under "Information Reporting and Backup Withholding" and "FATCA," a Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

  •
  the gain is effectively connected with the Non-U.S. Holder's conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

  •
  the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

  •
  our common stock constitutes a U.S. real property interest (a "USRPI"), by reason of our status as a U.S. real property holding corporation (the "USRPHC") for U.S. federal income tax purposes.

        Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

        Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

        With respect to the third bullet point above, we believe we are, and expect to remain for the foreseeable future, a USRPHC for U.S. federal income tax purposes. However, if our common stock is "regularly traded on an established market" (such as the New York Stock Exchange), as defined by applicable Treasury Regulations, the gain arising from the sale or other disposition of shares of our common stock will not be subject to U.S. federal income tax as long as the Non-U.S. Holder did not actually or constructively own more than 5% of our common stock at any time during (i) the five-year period ending on the date of the sale or other disposition, or (ii) if shorter, the Non-U.S. Holder's holding period in its stock. We believe that our common stock is currently "regularly traded on an established securities market." However, no assurance can be provided that our common stock will continue to be regularly traded on an established securities market for purposes of the rules described above.

        In the event that our common stock is not, or ceases to be, "regularly traded on an established market" (or, if our common stock is "regularly traded on an established market, with respect to a Non-U.S. Holder that actually or constructively owned more than 5% of our common stock at any time during the period described in the preceding paragraph), a Non-U.S. Holder would generally be required to file a U.S. federal income tax return and generally would be subject to U.S. federal income tax on any gain recognized on a sale or other disposition of shares of our common stock on a net income basis at the regular graduated rates applicable to U.S. persons.

        Additionally, in such event, the FIRPTA Withholding generally would apply to the gross proceeds from a sale or other disposition of shares of our common stock. Any FIRPTA Withholding generally may be credited against any U.S. federal income tax liability owed by the Non-U.S. Holder. Any excess FIRPTA Withholding may be refunded if the Non-U.S. Holder provides the IRS with the required supporting information in a timely manner.

        Non-U.S. Holders should consult their tax advisors regarding our status as a USRPHC and the potential U.S. tax consequences as applied to the Non-U.S. Holders' particular circumstances and the potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

        Payments of dividends on our common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any dividends on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

        Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder's U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA

        Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, ("FATCA") on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or gross proceeds from the sale or other disposition of, our common stock, in each case, paid to a "foreign financial institution" or a "non-financial foreign entity" (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations (including providing sufficient documentation evidencing its compliance (or deemed compliance) with FATCA), (2) the non-financial foreign entity either certifies it does not have any "substantial United States owners" (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain "specified United States persons" or "United States-owned foreign entities" (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

        Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our common stock. While withholding under FATCA would have applied to payments of gross proceeds from the sale or other disposition of our common stock on or after January 1, 2019, recently proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until revoked or final Treasury Regulations are issued. If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under "Distributions," the withholding under FATCA may be credited against and therefore reduce such other withholding tax.

        Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our common stock.

Federal Estate Tax

        Our common stock beneficially owned by an individual who is not a citizen or resident of the United States (as defined for U.S. federal estate tax purposes) at the time of death generally will be includable in the decedent's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

UNDERWRITING

        We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of the offering. We have entered into an underwriting agreement with the underwriters. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
BofA Securities, Inc.	600,000
J.P. Morgan Securities LLC	600,000
Wells Fargo Securities, LLC	600,000
Jefferies LLC	150,000
BTIG, LLC	50,000

Total	2,000,000

        The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        The underwriters propose to offer the common shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $1.80 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $0.60 per share from the initial public offering price. After the initial offering of the shares to the public, if all of the common shares are not sold at the initial public offering price, the underwriters may change the offering price and the other selling terms. Sales of any shares made outside of the United States may be made by affiliates of the underwriters.

        The underwriters have an option to buy up to 300,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this option to purchase additional shares. If any shares are purchased with this option to purchase additional shares, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

        The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $3.00 per share. The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	Without option to purchase additional shares exercise	With full option to purchase additional shares exercise
Per Share	$3.00	$3.00

Total	$6,000,000	$6,900,000

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $1.0 million.

        A prospectus supplement in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

        We have agreed that we will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, or submit to, or file with, the SEC a registration statement under the Securities Act relating to, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock, or publicly disclose the intention to undertake any of the foregoing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences associated with the ownership of any shares of common stock or any such other securities, regardless of whether any such transaction described in clause (i) or (ii) above is to be settled by the delivery of shares of common stock or such other securities, in cash or otherwise, in each case, without the prior written consent of the BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC for a period of 90 days after the date of this prospectus supplement, other than the shares of our common stock to be sold in this offering.

        The restrictions on our actions, as described above, do not apply to certain transactions, including (i) the issuance of shares of our common stock upon the exercise of stock options granted under our stock-based compensation plan in effect as of the closing of this offering or (ii) the purchase of shares under our share repurchase program.

        Certain of our directors and executive officers (such persons, the "D&O lock-up parties") have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which each D&O lock-up party, with limited exceptions, for a period of 90 days after the date of this prospectus supplement (such period, the "restricted period"), may not (and may not cause any of their direct or indirect affiliates to), without the prior written consent of BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such D&O lock-up parties in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the "D&O lock-up securities")), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the D&O lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of D&O lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any D&O lock-up securities or (4) publicly disclose the intention to do any of the foregoing. Such persons or entities have further acknowledged that these undertakings preclude them from engaging in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition or transfer (by any person or entity, whether or not a signatory to such agreement) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any D&O lock-up securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of D&O lock-up securities, in cash or otherwise.

        The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the D&O lock-up parties do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of D&O lock-up securities: (i) as bona fide gifts, or for bona fide estate planning purposes, (ii) by will or intestacy, (iii) to any trust for the direct or indirect benefit of the D&O lock-up party or any immediate family member, (iv) to a partnership, limited liability company or other entity of which the D&O lock-up party and its immediate family members are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv), (vi) in the case of a corporation, partnership, limited liability company, trust or other business entity, (A) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate of the D&O lock-up party, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the D&O lock-up party or its affiliates or (B) as part of a distribution to members or stockholders of the D&O lock-up party; (vii) by operation of law, (viii) to us from an employee upon death, disability or termination of employment of such employee, (ix) as part of a sale of D&O lock-up securities acquired in open market transactions after the completion of this offering, (x) to us in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of our common stock (including "net" or "cashless" exercise), including for the payment of exercise price and tax and remittance payments, or (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction approved by our board of directors and made to all shareholders involving a change in control, provided that if such transaction is not completed, all such D&O lock-up securities would remain subject to the restrictions in the immediately preceding paragraph; (b) exercise of the options, settlement of restricted stock units or other equity awards, or the exercise of warrants granted pursuant to plans described in in this prospectus supplement, provided that any D&O lock-up securities received upon such exercise, vesting or settlement would be subject to restrictions similar to those in the immediately preceding paragraph; (c) the conversion of outstanding preferred stock, warrants to acquire preferred stock, or convertible securities into shares of our common stock or warrants to acquire shares of our common stock, provided that any common stock or warrant received upon such conversion would be subject to restrictions similar to those in the immediately preceding paragraph; and (d) the establishment by D&O lock-up parties of trading plans under Rule 10b5-1 under the Exchange Act, provided that such plan does not provide for the transfer of D&O lock-up securities during the restricted period.

        Additionally, the Pershing Square Funds have entered into a lock-up agreement with the underwriters prior to the commencement of this offering pursuant to which each Pershing Square Fund, with limited exceptions, for a period of 120 days after the date of this prospectus supplement, may not, without the prior written consent of BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our common stock or any securities convertible into or exercisable or exchangeable for our common stock (including, without limitation, common stock or such other securities which may be deemed to be beneficially owned by such Pershing Square Funds in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant (collectively with the common stock, the "Pershing Square lock-up securities")), (2) enter into any hedging, swap or other agreement or transaction that transfers, in whole or in part, any of the economic consequences of ownership of the Pershing Square lock-up securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Pershing Square lock-up securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Pershing Square lock-up securities.

        The restrictions described in the immediately preceding paragraph and contained in the lock-up agreements between the underwriters and the Pershing Square Funds do not apply, subject in certain cases to various conditions, to certain transactions, including (a) transfers of Pershing Square lock-up securities as a bona fide gift or gifts, (b) distributions of Pershing Square lock-up securities to members, stockholders, partners or other equity holders of such Pershing Square Fund, (c) transfers, including rebalances, among or between entities controlled by or under common control or management with such Pershing Square Fund or its affiliates, and (d) with respect to certain forward purchase contracts held by the Pershing Square Funds, the exercise, settlement or extension of such forward purchase contracts, and any modification, amendment or replacement of such forward purchase contracts that would not materially modify or amend, or replace with a substantially different instrument, such forward purchase contracts.

        BofA Securities, Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, in their sole discretion, may release the securities subject to any of the lock-up agreements with the underwriters described above, in whole or in part at any time.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

        In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' option to purchase additional shares referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their option to purchase additional shares, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the option to purchase additional shares. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

        The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the underwriters that sold those shares as part of this offering may repay the underwriting discount received by them.

        These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on the NYSE, in the over-the-counter market or otherwise.

        Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Notice to Prospective Investors in the European Economic Area and the United Kingdom

        In relation to each Member State of the European Economic Area and the United Kingdom which has implemented the Prospectus Directive (each, a "Relevant Member State"), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:

  A.
  to any legal entity which is a qualified investor as defined in the Prospectus Directive;

  B.
  to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriters; or

  C.
  in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of shares shall require the Company or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriters and the Company that it is a "qualified investor" within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

        In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriters has been obtained to each such proposed offer or resale.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase shares, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, the expression "Prospectus Directive" means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notice to Prospective Investors in the United Kingdom

        This document is for distribution only to persons who (i) who have professional experience in matters relating to investments and who qualify as investment professionals within the meaning of Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, (the "Financial Promotion Order"), (ii) are falling within Article 49(2)(a) to (d) ("high net worth companies, unincorporated associations etc.") of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as "relevant persons").

        This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Notice to Prospective Investors in Canada

        The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

        Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser's province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser's province or territory for particulars of these rights or consult with a legal advisor.

        Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

        The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, ("SIX") or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

        Neither this document nor any other offering or marketing material relating to the offering, the Company or the shares has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, ("FINMA"), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, ("CISA"). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.

Notice to Prospective Investors in the Dubai International Financial Centre ("DIFC")

        This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, ("DFSA"). This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document you should consult an authorized financial advisor.

        In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Australia

        No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission ("ASIC"), in relation to this offering. This prospectus supplement and the accompanying prospectus do not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the "Corporations Act"), and do not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

        Any offer in Australia of the shares of common stock may only be made to persons (the "Exempt Investors") who are "sophisticated investors" (within the meaning of section 708(8) of the Corporations Act), "professional investors" (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares of common stock without disclosure to investors under Chapter 6D of the Corporations Act.

        The shares of common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of common stock must observe such Australian on-sale restrictions.

        This prospectus supplement and the accompanying prospectus contain general information only and do not take account of the investment objectives, financial situation or particular needs of any particular person. They do not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement and the accompanying prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Japan

        The shares of our common stock have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948), as amended (the "Financial Instruments and Exchange Act"), and each underwriter has agreed that it will not offer or sell any shares of our common stock, directly or indirectly, in Japan or to, or for the account or benefit of, any "resident" of Japan (which term as used herein means any person or entity resident in Japan, including any corporation or other entity organized under the laws of Japan), or to, or for the account or benefit of, others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.

Notice to Prospective Investors in Hong Kong

        The shares may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a "prospectus" within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares which are or are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Notice to Prospective Investors in Singapore

        This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SFA"), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

        Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

  (a)
  a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

  (b)
  a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries' rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

  (a)
  to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

  (b)
  where no consideration is or will be given for the transfer;

  (c)
  where the transfer is by operation of law;

  (d)
  as specified in Section 276(7) of the SFA; or

  (e)
  as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.

        Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the Securities and Futures Act (Chapter 289 of Singapore) (the "SFA"), we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA) that the shares of common stock are "prescribed capital markets products" (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Other Relationships

        Certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future. Certain of the underwriters and/or their affiliates are also agents and/or lenders under certain indebtedness of our subsidiaries or properties.

        BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Jefferies LLC and BTIG, LLC are acting as placement agents for the concurrent private placement, and we will pay BofA Securities, Inc., J.P. Morgan Securities LLC, Wells Fargo Securities, LLC, Jefferies LLC and BTIG, LLC an aggregate placement agent fee equal to 2.4% of the gross proceeds of the concurrent private placement in their roles as placement agents.

LEGAL MATTERS

        The validity of the shares of common stock offered hereby will be passed upon for us by Cadwalader, Wickersham & Taft LLP. The underwriters are being represented in connection with this offering by Skadden, Arps, Slate, Meagher & Flom LLP.

EXPERTS

        The consolidated financial statements of The Howard Hughes Corporation appearing in The Howard Hughes Corporation's Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of The Howard Hughes Corporation's internal control over financial reporting as of December 31, 2019 and the consolidated financial statements of DLV/HHPI Summerlin LLC appearing in The Howard Hughes Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.howardhughes.com. Our website and included or linked information on the website are not a part of this prospectus supplement and are not incorporated by reference in this prospectus supplement.

        You may obtain a copy of any of our filings, at no cost, by writing or calling us at:

The Howard Hughes Corporation
13355 Noel Road, Suite 22nd Floor
Dallas, TX 75240
(214) 741-7744

        This prospectus supplement is part of a registration statement that we filed with the SEC. The registration statement contains more information than this prospectus supplement and the accompanying prospectus regarding us and the securities, including certain exhibits and schedules. You can obtain a copy of the registration statement from the SEC's internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-34856) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on February 27, 2020), as amended by our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2019 (filed on March 20, 2020);

  •
  the portions of our Definitive Proxy Statement on Schedule 14A, filed on April 4, 2019, that are incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2018;

  •
  Our Current Report on Form 8-K filed on February 7, 2020; and

  •
  The description of our common stock contained in our Registration Statement on Form 10/A, filed on November 4, 2010, including any amendments or report filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on February 27, 2020).

        Any person, including any beneficial owner, may request copies of this prospectus supplement and any of the documents incorporated by reference in this prospectus supplement, without charge, by written or oral request directed to The Howard Hughes Corporation, One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, telephone (214) 741-7744, or by using the "Investors" section of our website at www.howardhughes.com or from the SEC through the SEC's website at www.sec.gov. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

PROSPECTUS

The Howard Hughes Corporation

Debt Securities
Common Stock
Preferred Stock
Depositary Shares
Purchase Contracts
Purchase Units
Warrants

        We may issue securities from time to time in one or more offerings. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any applicable prospectus supplement before you invest.

        We may offer these securities in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents, or through underwriters and dealers. If agents, underwriters or dealers are used to sell the securities, we will name them and describe their compensation in a prospectus supplement.

        Our common stock trades on the New York Stock Exchange under the symbol "HHC."

        Investing in these securities involves significant risks. See "Risk Factors" beginning on page 1 of this prospectus and the "Risk Factors" section included in any accompanying prospectus supplement and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 27, 2020

i

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide one or more prospectus supplements that will contain specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and the accompanying prospectus supplement together with the additional information described under the heading "Where You Can Find More Information" beginning on page 1 of this prospectus.

        We have not authorized anyone to provide you with information different from that contained in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. We do not take any responsibility for, and cannot provide any assurance as to the reliability of, any information other than the information in this prospectus, any accompanying prospectus supplement or in any related free writing prospectus filed by us with the SEC. This prospectus and the accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in the accompanying prospectus supplement or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing in this prospectus, any prospectus supplement, the documents incorporated by reference and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations and prospects may have changed materially since those dates.

        Unless the context otherwise indicates, references in this prospectus to "we," "our," "us" and "the Company" refer, collectively, to The Howard Hughes Corporation, a Delaware corporation, and its consolidated subsidiaries.

RISK FACTORS

        Investing in our securities involves significant risks. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including the risk factors set forth in our filings with the SEC that are incorporated by reference herein, including the risk factors in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering. Our business, financial condition and results of operations could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.howardhughes.com. Our website is not a part of this prospectus and is not incorporated by reference in this prospectus.

        This prospectus is part of a registration statement we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION BY REFERENCE

        The SEC allows us to incorporate by reference in this prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below (File No. 001-34856) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on February 27, 2020);

  •
  Amendment No. 1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on March 20, 2020);

  •
  Our Current Reports on Form 8-K filed on February 7, 2020;

  •
  Our definitive proxy statement filed on April 4, 2019; and

  •
  The description of our common stock contained in our Registration Statement on Form 8-A filed on February 29, 2012, including any amendments or reports filed for the purpose of updating such description.

  •
  The description of our common stock contained in our Registration Statement on Form 10/A, filed on November 4, 2010, including any amendments or report filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 (filed on February 27, 2020).

        You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

The Howard Hughes Corporation
One Galleria Tower
13355 Noel Road, 22nd Floor
Dallas, Texas 75240
Attn: Investor Relations
Phone: (214) 741-7744

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the information incorporated by reference in this prospectus include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Exchange Act. All statements contained or incorporated by reference herein regarding our company, the securities offered hereby, any offering contemplated by this prospectus, our strategy, future operations, financial position, future revenue, projected costs, prospects, plans and objectives of management, other than statements of historical facts, are forward-looking statements. The words "anticipates," "believes," "estimates," "expects," "intends," "may," "plans," "projects," "will," "would" and similar expressions are intended to identify forward looking statements, although not all forward looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations expressed or implied in our forward looking statements. There are a number of important factors that could cause actual results, levels of activity, performance or events to differ materially from those expressed or implied in the forward looking statements we make. These important factors include the factors set forth under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated herein by reference.

THE HOWARD HUGHES CORPORATION

        We operate in four business segments: Operating Assets; MPCs; Seaport District; and Strategic Developments. The combination of these four segments provides both operational and financial synergies. The vast majority of the assets in our Operating Assets segment are located within our MPCs. This helps us achieve scale and, in most cases, critical mass, which leads to pricing power in lease and vendor negotiations; increased ability to attract, hire and retain the best local leadership and leasing teams; flexibility to meet changing customer demands; and enhanced ability to identify and capitalize on emerging opportunities. In our MPC segment, we plan, develop and manage small cities in markets with strong long-term growth fundamentals. This business involves the horizontal development of residential land and selling the improved acreage to homebuilders for the eventual sale of homes to new residents. Combined, our MPCs span over 80,000 gross acres, with approximately 6,600 residential acres of land remaining to be developed and sold in high demand geographic areas. In addition to the residential land, our MPC segment contains nearly 3,400 acres designated for commercial development or sale to non-competing users such as hospitals. This land is held in our MPC segment until we identify demand for a new commercial development, at which point the land is transitioned into our Strategic Developments segment.

        The operational synergies of combining our three main business segments, Operating Assets, MPC and Strategic Developments, create a unique and continuous value-creation cycle. We sell land to residential homebuilders in MPC, and the new homes attract residents to our cities looking for places to work and shop. New homeowners create demand for commercial developments, such as retail, office, self-storage and hospitality offerings. We build these commercial properties through Strategic Developments when the timing is right using the cash flow harvested from the sale of land to homebuilders, which helps mitigate development risk. Once these strategic developments are completed and stabilized, they transition to Operating Assets, which are located across the United States and increase recurring Net Operating Income ("NOI"), further funding the equity requirements in Strategic Developments. New office, retail and other commercial amenities make our MPC residential land more appealing to buyers and increase the velocity of land sales at premiums that exceed the broader market. Increased demand for residential land generates more cash flow from MPC, thus continuing the cycle. Our fourth business segment, the Seaport District, is one of the only privately controlled districts in New York City and is being transformed into a culinary, fashion and entertainment destination with a focus on unique offerings not found elsewhere in the city.

        Our principal executive offices are located at One Galleria Tower, 13355 Noel Road, 22nd Floor, Dallas, Texas 75240, and our telephone number is (214) 741-7744.

USE OF PROCEEDS

        We intend to use the net proceeds from the sale of any securities offered under this prospectus for general corporate purposes unless otherwise indicated in the applicable prospectus supplement. General corporate purposes may include the acquisition of properties or businesses, repayment and refinancing of debt, working capital and capital expenditures. We may temporarily invest the net proceeds in investment-grade, interest-bearing securities until they are used for their stated purpose. We have not determined the amount of net proceeds to be used specifically for such purposes. As a result, management will retain broad discretion over the allocation of net proceeds.

DESCRIPTION OF DEBT SECURITIES

        We may offer debt securities which may be senior or subordinated. We refer to the senior debt securities and the subordinated debt securities collectively as debt securities. The following description summarizes the general terms and provisions of the debt securities. We will describe the specific terms of the debt securities and the extent, if any, to which the general provisions summarized below apply to any series of debt securities in the prospectus supplement relating to the series and any applicable free writing prospectus that we authorize to be delivered. When we refer to "the Company," "we," "our," and "us" in this section, we mean The Howard Hughes Corporation excluding, unless the context otherwise requires or as otherwise expressly stated, our subsidiaries.

        We may issue senior debt securities from time to time, in one or more series under a senior indenture to be entered into between us and a senior trustee to be named in a prospectus supplement, which we refer to as the senior trustee. We may issue subordinated debt securities from time to time, in one or more series under a subordinated indenture to be entered into between us and a subordinated trustee to be named in a prospectus supplement, which we refer to as the subordinated trustee. The forms of senior indenture and subordinated indenture are filed as exhibits to the registration statement of which this prospectus forms a part. Together, the senior indenture and the subordinated indenture are referred to as the indentures and, together, the senior trustee and the subordinated trustee are referred to as the trustees. This prospectus briefly outlines some of the provisions of the indentures. The following summary of the material provisions of the indentures is qualified in its entirety by the provisions of the indentures, including definitions of certain terms used in the indentures. Wherever we refer to particular sections or defined terms of the indentures, those sections or defined terms are incorporated by reference in this prospectus or the applicable prospectus supplement. You should review the indentures that are filed as exhibits to the registration statement of which this prospectus forms a part for additional information.

        None of the indentures will limit the amount of debt securities that we may issue. The applicable indenture will provide that debt securities may be issued up to an aggregate principal amount authorized from time to time by us and may be payable in any currency or currency unit designated by us or in amounts determined by reference to an index.

General

        The senior debt securities will constitute our unsecured and unsubordinated general obligations and will rank pari passu with our other unsecured and unsubordinated obligations. The subordinated debt securities will constitute our unsecured and subordinated general obligations and will be junior in right of payment to our senior indebtedness (including senior debt securities), as described under the heading "—Certain Terms of the Subordinated Debt Securities—Subordination."

        The debt securities will be our unsecured obligations. Any secured debt or other secured obligations will be effectively senior to the debt securities to the extent of the value of the assets securing such debt or other obligations.

        The applicable prospectus supplement and any free writing prospectus will include any additional or different terms of the debt securities being offered, including the following terms:

  •
  the title and type of the debt securities;

  •
  whether the debt securities will be senior or subordinated debt securities, and, with respect to debt securities issued under the subordinated indenture the terms on which they are subordinated;

  •
  the aggregate principal amount of the debt securities;

  •
  the price or prices at which we will sell the debt securities;

  •
  if other than denominations of $2,000 and any integral multiples of $1,000, the denominations in which any debt securities will be issued;

  •
  the maturity date or dates of the debt securities and the right, if any, to extend such date or dates;

  •
  the rate or rates, if any, per year, at which the debt securities will bear interest, or the method of determining such rate or rates;

  •
  the date or dates from which such interest will accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the related record dates;

  •
  the right, if any, to extend the interest payment periods and the duration of that extension;

  •
  the manner of paying principal and interest and the place or places where principal and interest will be payable;

  •
  the terms of any mandatory redemption or provisions for a sinking fund, purchase fund or other analogous fund, if any;

  •
  any redemption dates, prices, obligations and restrictions on the debt securities;

  •
  the currency, currencies or currency units in which the debt securities will be denominated and the currency, currencies or currency units in which principal and interest, if any, on the debt securities may be payable;

  •
  any conversion or exchange features of the debt securities;

  •
  whether and upon what terms the debt securities may be defeased or discharged;

  •
  any events of default or covenants in addition to or in lieu of those set forth in the indenture;

  •
  whether the debt securities will be issued in definitive or global form or in definitive form only upon satisfaction of certain conditions;

  •
  whether the series of debt securities will be guaranteed as to payment or performance; and

  •
  any other material terms of the debt securities.

        The applicable prospectus supplement will also describe any applicable material U.S. federal income tax consequences.

        When we refer to "principal" in this section with reference to the debt securities, we are also referring to "premium, if any."

        We may from time to time, without notice to or the consent of the holders of any series of debt securities, create and issue further debt securities of any such series ranking equally with the debt securities of such series in all respects (or in all respects other than (1) the payment of interest accruing prior to the issue date of such further debt securities or (2) the first payment of interest following the issue date of such further debt securities). Such further debt securities may be consolidated and form a single series with the debt securities of such series and have the same terms as to status, redemption or otherwise as the debt securities of such series.

        You may present debt securities for exchange and you may present debt securities for transfer in the manner, at the places and subject to the restrictions set forth in the debt securities and the applicable prospectus supplement. We will provide you those services without charge, although you may have to pay any tax or other governmental charge payable in connection with any exchange or transfer, as set forth in the indenture.

        Debt securities may bear interest at a fixed rate or a floating rate. Debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate (original issue discount securities) may be sold at a discount below their stated principal amount.

        We may issue debt securities with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices. You may receive a payment of principal on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending on the value on such dates of the applicable currency, security or basket of securities, commodity or index. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, securities or baskets of securities, commodities or indices to which the amount payable on such date is linked.

Certain Terms of the Senior Debt Securities

        Covenants.    Unless we indicate otherwise in a prospectus supplement, the senior debt securities will not contain any financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from incurring, issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our or our subsidiaries' property or capital stock, or restricting either us or any of our subsidiaries from entering into sale and leaseback transactions.

        Consolidation, Merger and Sale of Assets.    Unless we indicate otherwise in a prospectus supplement, we may not consolidate with or merge into any other person, in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to any person, in either case, unless:

  •
  the successor entity, if any, is a U.S. corporation or entity (subject to certain exceptions provided for in the senior indenture);

  •
  the successor entity assumes our obligations on the senior debt securities and under the senior indenture;

  •
  immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

  •
  certain other conditions are met.

        No Protection in the Event of a Change in Control.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the senior debt securities will not contain any provisions that may afford holders of the senior debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control).

        Events of Default.    Unless we indicate otherwise in a prospectus supplement with respect to a particular series of senior debt securities, the following are events of default under the senior indenture for any series of senior debt securities:

  •
  failure to pay interest on any senior debt securities of such series when due and payable, if that default continues for a period of 90 days (or such other period as may be specified for such series);

  •
  failure to pay principal on the senior debt securities of such series when due and payable whether at maturity, upon redemption, by declaration or otherwise (and, if specified for such series, the continuance of such failure for a specified period);

  •
  default in the performance of or breach of any of our covenants or agreements in the senior indenture applicable to senior debt securities of such series, other than a covenant breach which is specifically dealt with elsewhere in the senior indenture, and that default or breach continues for a period of 90 days after we receive written notice from the trustee or from the holders of 25% or more in aggregate principal amount of the senior debt securities of such series;

  •
  certain events of bankruptcy or insolvency, whether or not voluntary; and

  •
  any other event of default provided for in such series of senior debt securities as may be specified in the applicable prospectus supplement.

        Unless we indicate otherwise in a prospectus supplement, the default by us under any other debt, including any other series of debt securities, is not a default under the senior indenture.

        If an event of default other than an event of default specified in the fourth bullet point above occurs with respect to a series of senior debt securities and is continuing under the senior indenture, then, and in each such case, either the trustee or the holders of not less than 25% in aggregate principal amount of such series then outstanding under the senior indenture (each such series voting as a separate class) by written notice to us and to the trustee, if such notice is given by the holders, may, and the trustee at the request of such holders shall, declare the principal amount of and accrued interest on such series of senior debt securities to be immediately due and payable, and upon this declaration, the same shall become immediately due and payable.

        If an event of default specified in the fourth bullet point above occurs with respect to us and is continuing, the entire principal amount of and accrued interest, if any, on each series of senior debt securities then outstanding shall become immediately due and payable.

        Unless otherwise specified in the prospectus supplement relating to a series of senior debt securities originally issued at a discount, the amount due upon acceleration shall include only the original issue price of the senior debt securities, the amount of original issue discount accrued to the date of acceleration and accrued interest, if any.

        Upon certain conditions, declarations of acceleration may be rescinded and annulled and past defaults may be waived by the holders of a majority in aggregate principal amount of all the senior debt securities of such series affected by the default, each series voting as a separate class. Furthermore, prior to a declaration of acceleration and subject to various provisions in the senior indenture, the holders of a majority in aggregate principal amount of a series of senior debt securities, by notice to the trustee, may waive an existing default or event of default with respect to such senior debt securities and its consequences, except a default in the payment of principal of or interest on such senior debt securities or in respect of a covenant or provision of the senior indenture which cannot be modified or amended without the consent of the holders of each such senior debt security. Upon any such waiver, such default shall cease to exist, and any event of default with respect to such senior debt securities shall be deemed to have been cured, for every purpose of the senior indenture; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereto. For information as to the waiver of defaults, see "—Modification and Waiver."

        The holders of a majority in aggregate principal amount of a series of senior debt securities may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to such senior debt securities. However, the trustee may refuse to follow any direction that conflicts with law or the senior indenture, that may involve the trustee in personal liability or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of such series of senior debt securities not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of such series of senior debt securities. A holder may not pursue any remedy with respect to the senior indenture or any series of senior debt securities unless:

  •
  the holder gives the trustee written notice of a continuing event of default;

  •
  the holders of at least 25% in aggregate principal amount of such series of senior debt securities make a written request to the trustee to pursue the remedy in respect of such event of default;

  •
  the requesting holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense;

  •
  the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

  •
  during such 60-day period, the holders of a majority in aggregate principal amount of such series of senior debt securities do not give the trustee a direction that is inconsistent with the request.

        These limitations, however, do not apply to the right of any holder of a senior debt security to receive payment of the principal of and interest, if any, on such senior debt security in accordance with the terms of such debt security, or to bring suit for the enforcement of any such payment in accordance with the terms of such debt security, on or after the due date for the senior debt securities, which right shall not be impaired or affected without the consent of the holder.

        The senior indenture requires certain of our officers to certify, on or before a fixed date in each year in which any senior debt security is outstanding, as to their knowledge of our compliance with all covenants, agreements and conditions under the senior indenture.

        Satisfaction and Discharge.    We can satisfy and discharge our obligations to holders of any series of senior debt securities if:

  •
  we pay or cause to be paid, as and when due and payable, the principal of and any interest on all senior debt securities of such series outstanding under the senior indenture; or

  •
  all senior debt securities of such series have become due and payable or will become due and payable within one year (or are to be called for redemption within one year) and we deposit in trust a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

        Under current U.S. federal income tax law, the deposit and our legal release from the senior debt securities would be treated as a taxable event, and beneficial owners of such debt securities would generally recognize any gain or loss on such senior debt securities. Purchasers of the senior debt securities should consult their own advisers with respect to the tax consequences to them of such deposit and discharge, including the applicability and effect of tax laws other than the U.S. federal income tax law.

        Defeasance.    Unless the applicable prospectus supplement provides otherwise, the following discussion of legal defeasance and discharge and covenant defeasance will apply to any series of senior debt securities issued under the indentures.

        Legal Defeasance.    We can legally release ourselves from any payment or other obligations on the senior debt securities of any series (called "legal defeasance") if certain conditions are met, including the following:

  •
  We deposit in trust for your benefit and the benefit of all other direct holders of the senior debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the senior debt securities of that series on their various due dates.

  •
  We deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that as a result of a change in law, the beneficial owners of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such legal defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance had not occurred.

        If we ever did accomplish legal defeasance, as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the event of any shortfall.

        Covenant Defeasance.    Without any change of current U.S. federal tax law, we can make the same type of deposit described above and be released from some of the covenants in the debt securities (called "covenant defeasance"). In that event, you would lose the protection of those covenants but would gain the protection of having money and securities set aside in trust to repay the debt securities. In order to achieve covenant defeasance, we must do the following (among other things):

  •
  We must deposit in trust for your benefit and the benefit of all other direct holders of the debt securities of the same series a combination of cash and U.S. government or U.S. government agency obligations that will generate enough cash to make interest, principal and any other payments on the debt securities of that series on their various due dates.

  •
  We must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the beneficial owners of the outstanding debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such covenant defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

        If we accomplish covenant defeasance, you can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit. In fact, if one of the events of default occurred (such as our bankruptcy) and the debt securities become immediately due and payable, there may be such a shortfall. Depending on the events causing the default, you may not be able to obtain payment of the shortfall.

        Modification and Waiver.    We and the trustee may amend or supplement the senior indenture or the senior debt securities without the consent of any holder:

  •
  to convey, transfer, assign, mortgage or pledge any assets as security for the senior debt securities of one or more series;

  •
  to evidence the succession of a corporation, limited liability company, partnership or trust to us, and the assumption by such successor of our covenants, agreements and obligations under the senior indenture;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default;

  •
  to cure any ambiguity, defect or inconsistency in the senior indenture or in any supplemental indenture or to conform the senior indenture or the senior debt securities to the description of senior debt securities of such series set forth in this prospectus or any applicable prospectus supplement;

  •
  to provide for or add guarantors with respect to the senior debt securities of any series;

  •
  to establish the form or forms or terms of the senior debt securities as permitted by the senior indenture;

  •
  to evidence and provide for the acceptance of appointment under the senior indenture by a successor trustee, or to make such changes as shall be necessary to provide for or facilitate the administration of the trusts in the senior indenture by more than one trustee;

  •
  to add to, delete from or revise the conditions, limitations and restrictions on the authorized amount, terms, purposes of issue, authentication and delivery of any series of senior debt securities;

  •
  to make any change to the senior debt securities of any series so long as no senior debt securities of such series are outstanding;

  •
  to create additional series of senior debt securities under the senior indenture; or

  •
  to make any change that does not adversely affect the rights of any holder in any material respect.

        Other amendments and modifications of the senior indenture or the senior debt securities issued may be made, and our compliance with any provision of the senior indenture with respect to any series of senior debt securities may be waived, with the consent of the holders of a majority of the aggregate principal amount of the outstanding senior debt securities of each series affected by the amendment or modification (each such series voting as a separate class); provided, however, that each affected holder must consent to any modification, amendment or waiver that:

  •
  extends the final maturity of any senior debt securities of such series;

  •
  reduces the principal amount of on any senior debt securities of such series;

  •
  reduces the rate or extends the time of payment of interest on any senior debt securities of such series;

  •
  reduces the amount payable upon the redemption of any senior debt securities of such series;

  •
  changes the currency of payment of principal of or interest on any senior debt securities of such series;

  •
  reduces the principal amount of original issue discount securities payable upon acceleration of maturity or the amount provable in bankruptcy;

  •
  waives a default in the payment of principal of or interest on the senior debt securities;

  •
  changes the provisions relating to the waiver of past defaults or changes or impairs the right of holders to receive payment or to institute suit for the enforcement of any payment or conversion of any senior debt securities of such series on or after the due date therefor;

  •
  modifies any of the provisions of these restrictions on amendments and modifications, except to increase any required percentage or to provide that certain other provisions cannot be modified or waived without the consent of the holder of each senior debt security of such series affected by the modification; or

  •
  reduces the above-stated percentage of outstanding senior debt securities of such series whose holders must consent to a supplemental indenture or to modify or amend or to waive certain provisions of or defaults under the senior indenture.

        It shall not be necessary for the holders to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if the holders' consent approves the substance thereof. After an amendment, supplement or waiver of the senior indenture in accordance with the provisions described in this section becomes effective, the trustee must give to the holders affected thereby certain notice briefly describing the amendment, supplement or waiver. Any failure by the trustee to give such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplemental indenture or waiver.

        No Personal Liability of Incorporators, Stockholders, Officers, Directors.    The senior indenture provides that no recourse shall be had under any obligation, covenant or agreement of ours in the senior indenture or any supplemental indenture, or in any of the senior debt securities or because of the creation of any indebtedness represented thereby, against any of our incorporators, stockholders, officers or directors, past, present or future, or of any predecessor or successor entity thereof under any law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. Each holder, by accepting the senior debt securities, waives and releases all such liability.

        Concerning the Trustee.    The senior indenture provides that, except during the continuance of an event of default, the trustee will not be liable except for the performance of such duties as are specifically set forth in the senior indenture. If an event of default has occurred and is continuing, the trustee will exercise such rights and powers vested in it under the senior indenture and will use the same degree of care and skill in its exercise as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The senior indenture and the provisions of the Trust Indenture Act of 1939 incorporated by reference therein contain limitations on the rights of the trustee thereunder, should it become a creditor of ours or any of our subsidiaries, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions, provided that if it acquires any conflicting interest (as defined in the Trust Indenture Act), it must eliminate such conflict or resign.

        We may have normal banking relationships with the senior trustee in the ordinary course of business.

        Unclaimed Funds.    All funds deposited with the trustee or any paying agent for the payment of principal, premium, interest or additional amounts in respect of the senior debt securities that remain unclaimed for two years after the date upon which such principal, premium or interest became due and payable will be repaid to us. Thereafter, any right of any holder of senior debt securities to such funds shall be enforceable only against us, and the trustee and paying agents will have no liability therefor.

        Governing Law.    The senior indenture and the senior debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York.

Certain Terms of the Subordinated Debt Securities

        Other than the terms of the subordinated indenture and subordinated debt securities relating to subordination or otherwise as described in the prospectus supplement relating to a particular series of subordinated debt securities, the terms of the subordinated indenture and subordinated debt securities are identical in all material respects to the terms of the senior indenture and senior debt securities.

        Additional or different subordination terms may be specified in the prospectus supplement applicable to a particular series.

        Subordination.    The indebtedness evidenced by the subordinated debt securities is subordinate to the prior payment in full of all of our senior indebtedness, as defined in the subordinated indenture. During the continuance beyond any applicable grace period of any default in the payment of principal, premium, interest or any other payment due on any of our senior indebtedness, we may not make any payment of principal of or interest on the subordinated debt securities (except for certain sinking fund payments). In addition, upon any payment or distribution of our assets upon any dissolution, winding-up, liquidation or reorganization, the payment of the principal of and interest on the subordinated debt securities will be subordinated to the extent provided in the subordinated indenture in right of payment to the prior payment in full of all our senior indebtedness. Because of this subordination, if we dissolve or otherwise liquidate, holders of our subordinated debt securities may receive less, ratably, than holders of our senior indebtedness. The subordination provisions do not prevent the occurrence of an event of default under the subordinated indenture.

        The term "senior indebtedness" of a person means with respect to such person the principal of, premium, if any, interest on, and any other payment due pursuant to any of the following, whether outstanding on the date of the subordinated indenture or incurred by that person in the future:

  •
  all of the indebtedness of that person for money borrowed;

  •
  all of the indebtedness of that person evidenced by notes, debentures, bonds or other securities sold by that person for money;

  •
  all of the lease obligations which are capitalized on the books of that person in accordance with generally accepted accounting principles;

  •
  all indebtedness of others of the kinds described in the first two bullet points above and all lease obligations of others of the kind described in the third bullet point above that the person, in any manner, assumes or guarantees or that the person in effect guarantees through an agreement to purchase, whether that agreement is contingent or otherwise; and

  •
  all renewals, extensions or refundings of indebtedness of the kinds described in the first, second or fourth bullet point above and all renewals or extensions of leases of the kinds described in the third or fourth bullet point above; unless, in the case of any particular indebtedness, renewal, extension or refunding, the instrument creating or evidencing it or the assumption or guarantee relating to it expressly provides that such indebtedness, renewal, extension or refunding is not superior in right of payment to the subordinated debt securities. Our senior debt securities constitute senior indebtedness for purposes of the subordinated debt indenture.

DESCRIPTION OF CAPITAL STOCK

General

        The following description of the capital stock of The Howard Hughes Corporation is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our (i) Second Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation") and (ii) Amended and Restated Bylaws, as amended by Amendment No. 1 to the Amended and Restated Bylaws (the "Bylaws"), each of which are incorporated by reference as an exhibit to the Annual Report on Form 10-K.

        Our authorized capital shares consist of 150,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred shares, $0.01 par value per share. All outstanding shares of our common stock are fully paid and nonassessable.

Common Stock

  Voting Rights

        Each share of common stock is entitled to one vote on all matters submitted to a vote of stockholders. Holders of common stock do not have cumulative voting rights.

  Dividend Rights

        Subject to any preferential rights of any outstanding preferred stock, holders of our common stock will be entitled to receive ratably the dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for that purpose.

  Liquidation Rights

        If there is a liquidation, dissolution or winding up of our Company, holders of our common stock would be entitled to ratable distribution of our assets remaining after the payment in full of liabilities and any preferential rights of any outstanding preferred stock.

  Other Rights and Preferences

        There are no preemptive or conversion rights or other subscription rights, and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future. There are no provisions in our Certificate of Incorporation or Bylaws discriminating against a stockholder because of his or her ownership of a particular number of shares.

Preferred Stock

        As of the date of this prospectus, no shares of preferred stock were outstanding. The terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below. Certain provisions of the preferred stock described below and in any applicable prospectus supplement are not complete.

        We are authorized to issue "blank check" preferred stock, which may be issued in one or more series upon authorization of our board of directors. Our board of directors is authorized to fix the designation of the series, the number of authorized shares of the series, dividend rights and terms, conversion rights, voting rights, redemption rights and terms, liquidation preferences and any other rights, powers, preferences and limitations applicable to each series of preferred stock. The authorized shares of our preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. If the approval of our stockholders is not required for the issuance of shares of our preferred stock, our board may determine not to seek stockholder approval.

        A series of our preferred stock could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt. Our board of directors will make any determination to issue such shares based upon its judgment as to the best interests of our stockholders. Our directors, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquirer may be able to change the composition of our board of directors, including a tender offer or other transaction that some, or a majority, of our stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then-current market price of the stock.

        The preferred stock has the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

  •
  the designation and stated value per share of the preferred stock and the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the price at which the preferred stock will be issued;

  •
  the dividend rate, or method of calculation of dividends, the dates on which dividends will be payable, whether dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will commence to accumulate;

  •
  any redemption or sinking fund provisions;

  •
  if other than the currency of the United States, the currency or currencies including composite currencies in which the preferred stock is denominated and/or in which payments will or may be payable;

  •
  any conversion provisions;

  •
  whether we have elected to offer depositary shares as described below under "Description of Depositary Shares"; and

  •
  any other rights, preferences, privileges, limitations and restrictions on the preferred stock.

        The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the prospectus supplement, each series of preferred stock will rank equally as to dividends and liquidation rights in all respects with each other series of preferred stock. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

        As described under "Description of Depositary Shares," we may, at our option, with respect to any series of preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of preferred stock.

        Rank.    Unless otherwise specified in the prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon our liquidation, dissolution or winding up of its affairs, rank:

  •
  senior to our common stock and to all equity securities ranking junior to such preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs;

  •
  on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs; and

  •
  junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred stock with respect to dividend rights or rights upon our liquidation, dissolution or winding up of our affairs.

        The term "equity securities" does not include convertible debt securities.

        Dividends.    Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at such rates and on such dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

        Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

        No dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless full dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities.

        No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

        Liquidation Preference.    Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before we make any distribution or payment to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock in the distribution of assets upon any liquidation, dissolution or winding up of our affairs, the holders of each series of preferred stock shall be entitled to receive out of assets legally available for distribution to stockholders, liquidating distributions in the amount of the liquidation preference per share set forth in the prospectus supplement, plus any accrued and unpaid dividends thereon. Such dividends will not include any accumulation in respect of unpaid noncumulative dividends for prior dividend periods. Unless otherwise specified in the prospectus supplement, after payment of the full amount of their liquidating distributions, the holders of preferred stock will have no right or claim to any of our remaining assets. Upon any such voluntary or involuntary liquidation, dissolution or winding up, if our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock and the corresponding amounts payable on all other classes or series of our capital stock ranking on parity with the preferred stock and all other such classes or series of shares of capital stock ranking on parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other such classes or series of capital stock will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be entitled.

        Upon any such liquidation, dissolution or winding up and if we have made liquidating distributions in full to all holders of preferred stock, we will distribute our remaining assets among the holders of any other classes or series of capital stock ranking junior to the preferred stock according to their respective rights and preferences and, in each case, according to their respective number of shares. For such purposes, our consolidation or merger with or into any other corporation, trust or entity, or the sale, lease or conveyance of all or substantially all of our property or assets will not be deemed to constitute a liquidation, dissolution or winding up of our affairs.

        Redemption.    If so provided in the applicable prospectus supplement, the preferred stock will be subject to mandatory redemption or redemption at our option, as a whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such prospectus supplement.

        The prospectus supplement relating to a series of preferred stock that is subject to mandatory redemption will specify the number of shares of preferred stock that shall be redeemed by us in each year commencing after a date to be specified, at a redemption price per share to be specified, together with an amount equal to all accrued and unpaid dividends thereon to the date of redemption. Unless the shares have a cumulative dividend, such accrued dividends will not include any accumulation in respect of unpaid dividends for prior dividend periods. We may pay the redemption price in cash or other property, as specified in the applicable prospectus supplement. If the redemption price for preferred stock of any series is payable only from the net proceeds of the issuance of shares of our capital stock, the terms of such preferred stock may provide that, if no such shares of our capital stock shall have been issued or to the extent the net proceeds from any issuance are insufficient to pay in full the aggregate redemption price then due, such preferred stock shall automatically and mandatorily be converted into the applicable shares of our capital stock pursuant to conversion provisions specified in the applicable prospectus supplement. Notwithstanding the foregoing, we will not redeem any preferred stock of a series unless:

  •
  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on the preferred stock for all past dividend periods and the then current dividend period; or

  •
  if such series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends for the then current dividend period.

        In addition, we will not acquire any preferred stock of a series unless:

  •
  if that series of preferred stock has a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full cumulative dividends on all outstanding shares of such series of preferred stock for all past dividend periods and the then current dividend period; or

  •
  if that series of preferred stock does not have a cumulative dividend, we have declared and paid or contemporaneously declare and pay or set aside funds to pay full dividends on the preferred stock of such series for the then current dividend period.

        However, at any time we may purchase or acquire preferred stock of that series (1) pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding preferred stock of such series or (2) by conversion into or exchange for shares of our capital stock ranking junior to the preferred stock of such series as to dividends and upon liquidation.

        If fewer than all of the outstanding shares of preferred stock of any series are to be redeemed, we will determine the number of shares that may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held or for which redemption is requested by such holder or by any other equitable manner that we determine. Such determination will reflect adjustments to avoid redemption of fractional shares.

        Unless otherwise specified in the prospectus supplement, we will mail notice of redemption at least 30 days but not more than 60 days before the redemption date to each holder of record of preferred stock to be redeemed at the address shown on our stock transfer books. Each notice shall state:

  •
  the redemption date;

  •
  the number of shares and series of preferred stock to be redeemed;

  •
  the redemption price;

  •
  the place or places where certificates for such preferred stock are to be surrendered for payment of the redemption price;

  •
  that dividends on the shares to be redeemed will cease to accrue on such redemption date;

  •
  the date on which the holder's conversion rights, if any, as to such shares shall terminate; and

  •
  the specific number of shares to be redeemed from each such holder if fewer than all the shares of any series are to be redeemed.

        If notice of redemption has been given and we have set aside the funds necessary for such redemption in trust for the benefit of the holders of any shares called for redemption, then from and after the redemption date, dividends will cease to accrue on such shares, and all rights of the holders of such shares will terminate, except the right to receive the redemption price.

        Voting Rights.    Holders of preferred stock will not have any voting rights, except as required by law or as indicated in the applicable prospectus supplement.

        Unless otherwise provided for under the terms of any series of preferred stock, no consent or vote of the holders of shares of preferred stock or any series thereof shall be required for any amendment to our certificate of incorporation that would increase the number of authorized shares of preferred stock or the number of authorized shares of any series thereof or decrease the number of authorized shares of preferred stock or the number of authorized shares of any series thereof (but not below the number of authorized shares of preferred stock or such series, as the case may be, then outstanding).

        Conversion Rights.    The terms and conditions, if any, upon which any series of preferred stock is convertible into our common stock will be set forth in the applicable prospectus supplement relating thereto. Such terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, rate or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at our option or at the option of the holders of the preferred stock, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption.

Anti-Takeover Effects of Various Provisions of Delaware Law and our Certificate of Incorporation and Bylaws

        Provisions of the Delaware General Corporation Law (the "DGCL") and our Certificate of Incorporation and Bylaws could make it more difficult to acquire us by means of a tender offer, a proxy contest or otherwise, or to remove incumbent officers and directors. These provisions, summarized below, are expected to discourage certain types of coercive takeover practices and takeover bids that our board of directors may consider inadequate and to encourage persons seeking to acquire control of us to first negotiate with our board of directors. We believe that the benefits of increased protection of our ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because, among other things, negotiation of these proposals could result in improved terms for our stockholders.

Delaware Anti-Takeover Statute

        We are subject to Section 203 of the DGCL, an anti-takeover statute. In general, Section 203 of the DGCL prohibits a publicly-held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the time the person became an interested stockholder, unless the business combination or the acquisition of shares that resulted in a stockholder becoming an interested stockholder is approved in a prescribed manner. Generally, a

"business combination" includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. Generally, an "interested stockholder" is a person who, together with affiliates and associates, owns (or, if the person is an affiliate or an associate of the Company, within three years prior to the determination of interested stockholder status did own) 15% or more of a corporation's voting stock. The existence of this provision would be expected to have an anti-takeover effect with respect to transactions not approved in advance by our board of directors, including discouraging attempts that might result in a premium over the market price for the shares of common stock held by stockholders.

        The Company's Corporate Governance Guidelines provide that it will grant to any stockholder a waiver of the applicability of Section 203 of the DGCL to the acquisition of up to 26% of the Company's outstanding voting stock upon the request of such stockholder, subject to the board's fiduciary duties and applicable law. We have granted a waiver of the applicability of the provisions of Section 203 of the DGCL to Pershing Square, PS Management GP, LLC and William Ackman, chairman of our board of directors, such that Pershing Square and the funds that it manages may increase their collective position in our common stock up to 40% of the outstanding shares without being subject to Section 203's restrictions on business combinations. As such, Pershing Square Capital Management, L.P., through its funds' ability to accumulate more common stock than would otherwise be permitted under Section 203, has the ability to become a large holder that would be able to affect matters requiring approval by Company stockholders, including the election of directors and approval of mergers or other business combination transactions.

        These anti-takeover provisions could make it more difficult for a third party to acquire us, even if the third-party's offer may be considered beneficial by many of our stockholders. As a result, our stockholders may be limited in their ability to obtain a premium for their shares. These provisions could limit the price that investors might be willing to pay in the future for shares of our common stock. There also may be dilution of our common stock from the exercise of outstanding warrants, which may materially adversely affect the market price and negatively impact a holder's investment.

Size of Board and Vacancies

        Our Bylaws provide that the number of directors on our board of directors will be fixed exclusively by our board of directors. Subject to the rights of the holders of any series of preferred stock then outstanding, newly created directorships resulting from any increase in our authorized number of directors will be filled by a majority of our board of directors then in office, provided that a majority of the total number of directors is present, unless the board of directors otherwise determines that such directorships should be filled by the affirmative vote of the stockholders of record of at least a majority of the voting stock. Any vacancies in our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause will be filled generally by the majority vote of our remaining directors in office, even if less than a quorum is present. Our Certificate of Incorporation and Bylaws permit stockholders to remove a director or directors with or without cause.

Special Stockholder Meetings

        Under our Certificate of Incorporation and Bylaws, our board of directors may call special meetings of our stockholders. A special meeting is also required to be called by the secretary upon written request by stockholders who together hold 15% or more of the voting power of the issued and outstanding shares of the capital stock of the Company entitled to vote generally in the election of directors.

Prohibition of Stockholder Action by Written Consent

        Our Certificate of Incorporation and Bylaws expressly prohibit our stockholders from acting by written consent. Stockholder action must take place at an annual or a special meeting of our stockholders.

Requirements for Advance Notification of Stockholder Nominations and Proposals

        Our Bylaws establish advance notice procedures with respect to stockholder proposals and nomination of candidates for election as directors other than nominations made by or at the direction of our board of directors or a committee of our board of directors.

No Cumulative Voting

        The DGCL provides that stockholders are denied the right to cumulate votes in the election of directors unless our Certificate of Incorporation provides otherwise. Our Certificate of Incorporation does not provide for cumulative voting.

Limitation of Liability and Indemnification Matters

        Our certificate of incorporation limits the personal liability of directors for breach of fiduciary duty to the maximum extent permitted by the Delaware General Corporation Law and provides that no director will have personal liability to us or to our stockholders for monetary damages for breach of fiduciary duty as a director. However, these provisions do not eliminate or limit the liability of any of our directors:

  •
  for any breach of the director's duty of loyalty to us or our stockholders;

  •
  for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  for voting or assenting to unlawful payments of dividends, stock repurchases or other distributions; or

  •
  for any transaction from which the director derived an improper personal benefit.

        Any amendment to or repeal of these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to such amendment or repeal. If the Delaware General Corporation Law is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the Delaware General Corporation Law.

        Our certificate of incorporation provides that we must indemnify our directors and officers and we must advance expenses, including attorneys' fees, to our directors and officers in connection with legal proceedings, subject to very limited exceptions.

        We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in their capacities as directors or officers.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and certain executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors or executive officers, we have been informed that in the opinion of the SEC such indemnification is against public policy and is therefore unenforceable.

Transfer Agent and Registrar

        Computershare Trust Company, N.A. is transfer agent and registrar for our common stock.

New York Stock Exchange

        Our common stock is listed on The New York Stock Exchange under the symbol "HHC".

DESCRIPTION OF DEPOSITARY SHARES

General

        We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

        The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

        The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

        The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

        If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

        If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

        Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

        Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

        After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

        Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder's depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

        We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges

(including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

  •
  all outstanding depositary shares have been redeemed; or

  •
  there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

        The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

        Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and their duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

        We may issue purchase contracts, including contracts obligating holders to purchase from or sell to us, and obligating us to sell to or purchase from the holders, a specified number of shares of our common stock, preferred stock or depositary shares at a future date or dates, which we refer to in this prospectus as purchase contracts. The price per share of common stock, preferred stock or depositary shares and the number of shares of each may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units, often known as purchase units, consisting of one or more purchase contracts and beneficial interests in debt securities or any other securities described in the applicable prospectus supplement or any combination of the foregoing, securing the holders' obligations to purchase the common stock, preferred stock or depositary shares under the purchase contracts.

        The purchase contracts may require us to make periodic payments to the holders of the purchase units or vice versa, and these payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner, including pledging their interest in another purchase contract.

        The applicable prospectus supplement will describe the terms of the purchase contracts and purchase units, including, if applicable, collateral or depositary arrangements.

DESCRIPTION OF WARRANTS

        We may issue warrants to purchase debt securities, common stock, preferred stock or depositary shares. We may offer warrants separately or together with one or more additional warrants, debt securities, common stock, preferred stock or depositary shares, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the accompanying prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following:

  •
  the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

  •
  the currency or currency units in which the offering price, if any, and the exercise price are payable;

  •
  the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

  •
  whether the warrants are to be sold separately or with other securities as parts of units;

  •
  whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

  •
  any applicable material U.S. federal income tax consequences;

  •
  the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

  •
  the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

  •
  the designation and terms of any equity securities purchasable upon exercise of the warrants;

  •
  the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

  •
  if applicable, the designation and terms of the debt securities, common stock, preferred stock or depositary shares with which the warrants are issued and, the number of warrants issued with each security;

  •
  if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, common stock, preferred stock or depositary shares will be separately transferable;

  •
  the number of shares of common stock, the number of shares of preferred stock or the number of depositary shares purchasable upon exercise of a warrant and the price at which those shares may be purchased;

  •
  if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

  •
  information with respect to book-entry procedures, if any;

  •
  the antidilution provisions of, and other provisions for changes to or adjustment in the exercise price of, the warrants, if any;

  •
  any redemption or call provisions; and

  •
  any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

FORMS OF SECURITIES

        Each debt security, depositary share, purchase contract, purchase unit and warrant will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Unless the applicable prospectus supplement provides otherwise, certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, depositary shares, purchase contracts, purchase units or warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Registered Global Securities

        We may issue the registered debt securities, depositary shares, purchase contracts, purchase units and warrants in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

        If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

        Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

        So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, deposit agreement, purchase contract, warrant agreement or purchase unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, deposit agreement, purchase contract, purchase unit agreement or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

        Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to depositary shares, warrants, purchase agreements or purchase units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustees, the warrant agents, the unit agents or any other agent of ours, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

        We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment to holders of principal, premium, interest or other distribution of underlying securities or other property on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers or registered in "street name," and will be the responsibility of those participants.

        If the depositary for any of the securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

        We may sell securities:

  •
  to or through underwriters;

  •
  through dealers;

  •
  through agents;

  •
  directly to purchasers; or

  •
  through a combination of any of these methods of sale.

        In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders.

        We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

        The distribution of the securities may be effected from time to time in one or more transactions:

  •
  at a fixed price, or prices, which may be changed from time to time;

  •
  at market prices prevailing at the time of sale;

  •
  at prices related to such prevailing market prices; or

  •
  at negotiated prices.

        Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

        The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

  •
  the name of the agent or any underwriters;

  •
  the public offering or purchase price;

  •
  any discounts and commissions to be allowed or paid to the agent or underwriters;

  •
  all other items constituting underwriting compensation;

  •
  any discounts and commissions to be allowed or paid to dealers; and

  •
  any exchanges on which the securities will be listed.

        If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

        If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

        If we offer securities in a subscription rights offering to our existing security holders, we may enter into a standby underwriting agreement with dealers, acting as standby underwriters. We may pay the standby underwriters a commitment fee for the securities they commit to purchase on a standby basis. If we do not enter into a standby underwriting arrangement, we may retain a dealer-manager to manage a subscription rights offering for us.

        Agents, underwriters, dealers and other persons may be entitled under agreements which they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

  •
  the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

  •
  if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

        Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

        In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may overallot in connection with the offering, creating a short position for their own accounts. In addition, to cover overallotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

        Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

        The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

        Unless the applicable prospectus supplement indicates otherwise, the validity of the securities in respect of which this prospectus is being delivered will be passed upon by Cadwalader, Wickersham & Taft LLP.

EXPERTS

        The consolidated financial statements of The Howard Hughes Corporation appearing in The Howard Hughes Corporation's Annual Report (Form 10-K) for the year ended December 31, 2019, and the effectiveness of The Howard Hughes Corporation's internal control over financial reporting as of December 31, 2019 and the consolidated financial statements of DLV/HHPI Summerlin LLC appearing in The Howard Hughes Corporation's Annual Report (Form 10-K/A) for the year ended December 31, 2019, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

$100,000,000

THE HOWARD HUGHES CORPORATION

Common Stock

Prospectus Supplement

Joint Book-Running Managers
BofA Securities	J.P. Morgan	Wells Fargo Securities
Co-Managers
Jefferies		BTIG

March 27, 2020